UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

CASELLA WASTE SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CASELLA WASTE SYSTEMS, INC.

25 Greens Hill Lane

Rutland, Vermont 05701

NOTICE OF THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, June 4, 2019

The 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) of Casella Waste Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), will be held on Tuesday, June 4, 2019 at 10:00 a.m. Eastern Time, at the Killington Grand Hotel, located at 228 East Mountain Road, Killington, Vermont 05751, to consider and act on the following matters:

1.	To elect three Class I directors, each to serve for a term expiring at the 2022 Annual Meeting of Stockholders;

2.

To approve, in an advisory “say-on-pay” vote, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in this proxy statement;

3.	To ratify the appointment of RSM US LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2019; and

4.	To transact such other business as may properly come before the 2019 Annual Meeting and any postponement, adjournment, rescheduling or continuation thereof.

Stockholders of record of our Class A common stock and our Class B common stock at the close of business on April 16, 2019, the record date for the 2019 Annual Meeting, are entitled to notice of, and to vote at, the 2019 Annual Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. If you are a stockholder of record, please vote in one of the following ways:

•

Vote over the Internet by going to the website of our tabulator, Computershare Trust Company, N.A., at www.investorvote.com/CWST and following the instructions for internet voting shown on the enclosed proxy card;

•	Vote by Telephone, by calling 1-800-652-VOTE (8683) and following the recorded instructions; or

•

Vote by Mail, by completing and signing your enclosed proxy card and mailing it in the enclosed postage prepaid envelope. If you vote over the internet or by telephone, please do not mail your proxy card.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, please use the enclosed voting instruction form for your shares to be voted by mail or telephone or over the internet.

All stockholders are invited to attend the 2019 Annual Meeting in person. You may obtain directions to the 2019 Annual Meeting by contacting our Investor Relations Department at 1-802-775-0325. Whether or not you plan to attend the 2019 Annual Meeting in person, we urge you to take the time to vote your shares.

Please read the attached proxy statement in its entirety, as it contains important information you need to know to vote at the 2019 Annual Meeting.

By order of the Board of Directors,

April 22, 2019 Rutland, Vermont	John W. Casella Chairman and Chief Executive Officer

PROXY STATEMENT

Forward-Looking Statements

Certain statements contained in this proxy statement, including, but not limited to, the statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s financial performance; financial condition; operations and services; prospects; growth; and strategies, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “will,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions or expectations disclosed in the forward-looking statements made. Such forward looking statements, and all phases of the Company’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Such risks and uncertainties include or relate to, among other things: new policies adopted by China as part of its “National Sword” program that will restrict imports of recyclable materials into China and have had a material impact on the Company’s financial results; the planned capping and closure of the Subtitle D landfill located in Southbridge, Massachusetts (“Southbridge Landfill”) and the pending litigation relating to the Southbridge Landfill, and the lawsuit relating to the Subtitle D landfill located in Bethlehem, New Hampshire could result in material unexpected costs; adverse weather conditions may negatively impact the Company’s revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company’s need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated

i

Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company’s control; the Company may be required to incur capital expenditures in excess of its estimates; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all; and the Company may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in other filings that the Company may make with the Securities and Exchange Commission in the future. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

ii

CASELLA WASTE SYSTEMS, INC.

25 Greens Hill Lane

Rutland, Vermont 05701

PROXY STATEMENT

for the

2019 ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, June 4, 2019

TIME, DATE AND PLACE OF 2019 ANNUAL MEETING

This proxy statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Casella Waste Systems, Inc. (the “Company,” “we,” “us” or “our”), for use at the 2019 Annual Meeting of Stockholders to be held on Tuesday, June 4, 2019 at 10:00 a.m. Eastern Time, at the Killington Grand Hotel, located at 228 East Mountain Road, Killington, Vermont 05751, and at any adjournments, postponements, continuations or reschedulings thereof (the “2019 Annual Meeting”), pursuant to the enclosed Notice of the 2019 Annual Meeting.

The Notice of the 2019 Annual Meeting, this proxy statement, the accompanying proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2018 (the “2018 Annual Report”) are being mailed to stockholders on or about April 26, 2019. Stockholders should review the information provided herein in conjunction with our 2018 Annual Report that accompanies this proxy statement. Our principal executive offices are located at 25 Greens Hill Lane, Rutland, Vermont 05701, and our telephone number is (802) 775-0325.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

For the 2019 Annual Meeting of Stockholders to be Held on Tuesday, June 4, 2019

The proxy materials, which include this proxy statement, a proxy card and our 2018 Annual Report, are available for viewing, printing and downloading at www.casella.com/2019AnnualMeeting.

A copy of our Annual Report on Form 10-K (including financial statements and schedules) for the fiscal year ended December 31, 2018 (“fiscal 2018”), as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any stockholder upon oral or written request to Casella Waste Systems, Inc., Attn: Investor Relations, 25 Greens Hill Lane, Rutland, Vermont 05701, Telephone: 1-802-775-0325.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are also available on the SEC’s website at www.sec.gov.

PROXY SUMMARY

This summary highlights information that is contained elsewhere in this proxy statement and does not include all of the information that you should consider. You should read the entire proxy statement carefully before voting.

2019 Annual Meeting of Stockholders

Date and Time	Tuesday, June 4, 2019 at 10:00 a.m. Eastern Time

Location	Killington Grand Hotel, 228 East Mountain Rd., Killington, VT 05751

Record Date	April 16, 2019

Voting Matters and Board Recommendations

Item	Proposal	Board Recommendation	Page Number

1	Elect three Class I Directors	FOR each nominee	57

2	Approve, in an advisory “say-on-pay” vote, the compensation of our named executive officers	FOR	59

3	Ratify the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019	FOR	61

4	Transact other business that properly comes before the meeting

2019 Nominees for the Board of Directors

Name	Age	Principal Occupation	Committee Memberships

Michael K. Burke	61	Chief Financial Officer, EndoGastric Solutions, Inc.	Audit Committee Nominations and Governance Committee

James F. Callahan, Jr.	75	Retired	Audit Committee (Chair) Nominations and Governance Committee

Douglas R. Casella	62	Vice Chairman, Casella Waste Systems, Inc.

Company Performance Highlights and Execution Against 2021 Strategic Plan

Over the last several years, we have performed well against our key strategic initiatives, with this solid execution translating into strong stockholder value creation in fiscal 2018. In August 2017, we announced our updated strategic plan through our fiscal year ending December 31, 2021 (the “2021 Strategic Plan”). As part of the 2021 Strategic Plan, we intend to remain focused on creating shareholder value through: (1) increasing landfill returns; (2) improving collection profitability; and (3) creating incremental value through resource solutions. In addition, we also announced two new key strategies as part of the 2021 Strategic Plan: (4) using technology to drive profitable growth and efficiencies; and (5) allocating capital to balance debt delevering with smart growth.

(1)

Peer stocks include: Advanced Disposal Services, Inc., Covanta Holding Corporation, Republic Services, Inc., Waste Connections, Inc. and Waste Management, Inc. Performance is measured as total shareholder return (stock price appreciation plus dividends, where applicable) from December 29, 2017 to December 31, 2018.

Our execution against our long-term strategy has resulted in strong financial performance over the last four years. This execution continued into fiscal 2018, with revenues up $61.4 million or 10.2%, net income up $28.2 million, Adjusted EBITDA* up $9.0 million or 7.0%, Adjusted Operating Income* down $(0.7) million or (1.3)%, net cash provided by operating activities up $13.3 million or 12.4%, and Normalized Free Cash Flow* up $8.3 million or 21.3% from the fiscal year ended December 31, 2017.

*

Adjusted EBITDA, Adjusted Operating Income and Normalized Free Cash Flow are non-GAAP financial measures. See Appendix A for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

(1)

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin and Normalized Free Cash Flow are non-GAAP financial measures. See Appendix A for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Executive Compensation Highlights

We maintain an executive compensation program that reflects our corporate strategy and short- and long-term business objectives and that provides performance-based pay that aligns the interests of our executives with those of our stockholders.

Our stockholders have shown their support for our executive compensation program as evidenced by a 98.7% favorable “say on-pay” vote at our 2018 Annual Meeting of Stockholders.

Our Compensation Committee annually reviews our executive compensation program to ensure continued alignment with our philosophy, corporate strategy, and business objectives. The overall mix of total target compensation for our Chief Executive Officer and our other named executive officers for fiscal 2018 is illustrated in the following charts:

We employ a number of “best practices” with respect to executive compensation design:

✓  Balance of short- and long-term incentive compensation; favors longer term

✓  Majority of named executive officer pay is performance-based

✓  Caps on named executive officer bonus payments

✓  Limited use of perquisites

✓  Executive officer and director stock ownership guidelines

✓  Double-trigger equity vesting at change in control in our 2016 Incentive Plan

✓  Clawback policy with respect to cash and equity incentive-based compensation

✓  Anti-hedging policy

✓  Commitment to no longer provide excise tax gross-ups in future employment agreements

✓  Independent Compensation Committee advisor

PURPOSES OF THE 2019 ANNUAL MEETING

At the 2019 Annual Meeting, our stockholders will consider and vote upon the following matters:

1.	To elect three Class I directors, each to serve for a term expiring at the 2022 Annual Meeting of Stockholders;

2.

To approve, in an advisory “say-on-pay” vote, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in this proxy statement;

3.	To ratify the appointment of RSM US LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2019; and

4.	To transact such other business as may properly come before the 2019 Annual Meeting and any postponement, adjournment, rescheduling or continuation thereof.

All proxies will be voted in accordance with the instructions contained in those proxies. Unless contrary instructions are indicated on the enclosed proxy, all shares of our Class A and Class B common stock represented by valid proxies received pursuant to this solicitation (and that have not been revoked in accordance with the procedures set forth herein) will be voted (a) “FOR” the election of all three director nominees nominated by our Board as set forth in this proxy statement, (b) “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, (c) “FOR” the ratification of the appointment RSM US LLP as our independent auditors for the fiscal year ending December 31, 2019, and (d) in the discretion of the persons named on the proxy card in connection with any other business that may properly come before the 2019 Annual Meeting and any adjournments, postponements, reschedulings or continuations thereof, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At this time, except as otherwise disclosed in this proxy statement, the Board knows of no other business that may properly come before the 2019 Annual Meeting; however, if other matters properly come before the 2019 Annual Meeting, it is intended that the persons named in the proxy will vote thereon in accordance with their best judgment.

IMPORTANT INFORMATION ABOUT THE 2019 ANNUAL MEETING AND VOTING

Q. Why did I receive these proxy materials?	A.

We are providing these proxy materials to you in connection with the solicitation by our Board of proxies to be voted at the 2019 Annual Meeting, to be held at the Killington Grand Hotel, located at 228 East Mountain Road, Killington, Vermont 05751, on Tuesday, June 4, 2019 at 10:00 a.m. Eastern Time.

Q. What is included in the proxy materials?	A.	The proxy materials include this proxy statement, a proxy card and our 2018 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Q. What are the recommendations of the Board?	A.	Our Board unanimously recommends that you vote your shares as follows:

•	“FOR” the election of the three Class I directors nominated by our Board as set forth in this proxy statement;

•	“FOR” the approval, in an advisory “say-on-pay” vote, of the compensation of our named executive officers; and

•	“FOR” the ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending December 31, 2019.

Q. Who can vote at the 2019 Annual Meeting and what are the voting rights of such stockholders?	A.

Our Board fixed April 16, 2019 as the record date for the 2019 Annual Meeting. If you were a stockholder of record on the record date, you are entitled to vote (in person or by proxy) all of the shares that you held on that date at the 2019 Annual Meeting and at any postponement, adjournment, rescheduling or continuation thereof.

On the record date, we had 46,252,010 shares of Class A common stock outstanding (each of which entitles its holder to one vote per share) and 988,200 shares of Class B common stock outstanding (each of which entitles its holder to 10 votes per share). Unless indicated otherwise in this proxy statement, we refer to our Class A common stock and our Class B common stock together as our common stock. Holders of our common stock do not have cumulative voting rights.

No securities other than our Class A common stock and Class B common stock are entitled to vote at the 2019 Annual Meeting. Only stockholders of record on April 16, 2019 are entitled to notice of, and to vote at, the 2019 Annual Meeting.

Q. How do I vote?	A.	If your shares are registered directly in your name, you may vote three ways:

(1)

Over the Internet: Go to the website of our tabulator, Computershare Trust Company, N.A., at www.investorvote.com/CWST. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your internet proxy before 11:59 p.m., Eastern Time, on Monday, June 3, 2019, the day before the 2019 Annual Meeting, for your proxy to be valid and your vote to count.

(2)

By Telephone: Call 1-800-652-VOTE (8683), toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on Monday, June 3, 2019, the day before the 2019 Annual Meeting, for your proxy to be valid and your vote to count.

(3)

By Mail: If you received your proxy materials by mail, complete and sign your proxy card and mail it to Computershare Trust Company, N.A. in the postage prepaid envelope we provided. Computershare Trust Company, N.A. must receive the proxy card by Monday, June 3, 2019, the day before the 2019 Annual Meeting, for your proxy to be valid and your vote to count. Your shares will be voted according to your instructions.

(4)

In Person at the Meeting: If you attend the 2019 Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the 2019 Annual Meeting.

A.	If your shares are held in “street name,” meaning they are held for your account by a bank, broker or other nominee, you may vote:

(1)	Over the Internet or by Telephone: You will receive instructions from your bank, broker or other nominee if they permit internet or telephone voting. You should follow those instructions.

(2)	By Mail: You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)

In Person at the Meeting: Contact your bank, broker or other nominee who holds your shares to obtain a broker’s legal proxy and bring it with you to the 2019 Annual Meeting. A broker’s legal proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name through a bank, broker or other nominee in person at the 2019 Annual Meeting unless you have a legal proxy from that bank, broker or other nominee issued in your name giving you the right to vote your shares.

Q. How will my shares be voted if I do not return my proxy or do not provide specific voting instructions in the proxy card or voting instruction form that I submit?	A.

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, by telephone, by returning your proxy or by ballot at the 2019 Annual Meeting. If you submit a proxy card without giving specific voting instructions on one or more matters listed in the notice for the meeting, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion how to vote with respect to any other matters properly presented for a vote at the 2019 Annual Meeting, subject to compliance with Rule 14a-4(c) of the Exchange Act.

If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “routine” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-routine” proposals at the 2019 Annual Meeting and a “broker non-vote” would occur.

Q. What effect do broker non-votes have on the proposals?	A.

Under applicable stock exchange rules, brokers may vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions; however, on matters considered “non-routine,” brokers may not vote shares without their customers’ instruction. Shares that are voted on “routine” proposals by brokers but not on those proposals deemed “non-routine” are referred to as “broker non-votes” with respect to the “non-routine” proposals.

The election of directors (Proposal 1) and the advisory “say-on-pay” vote (Proposal 2) are “non-routine” matters. The ratification of the appointment of our independent auditors (Proposal 3) is a “routine” matter.

We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the 2019 Annual Meeting according to your instructions.

Q. How will my shares be voted if I mark “Abstain” on my proxy card?	A.

We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but abstentions will not be counted as votes cast for or against any given matter.

Q. Can I change my vote or revoke my proxy?	A.	If your shares are registered directly in your name, you may revoke your proxy or change your vote at any time before the 2019 Annual Meeting. To do so, you must do one of the following:

(1)

Vote over the internet or by telephone as instructed above. Only your latest internet or telephone vote is counted. You may not change your vote over the internet or by telephone after 11:59 p.m., Eastern Time, on Monday, June 3, 2019.

(2)	Sign a new proxy and mail it as instructed above. Only your latest dated, valid proxy received by Computershare Trust Company, N.A. by Monday, June 3, 2019 will be counted.

(3)

Attend the 2019 Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the 2019 Annual Meeting will not revoke your internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

If your shares are held in street name, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee. You may also vote in person at the 2019 Annual Meeting if you obtain a legal proxy as described in the answer to the question above entitled “How do I vote?”.

Q. How many shares must be present to hold the 2019 Annual Meeting?	A.

The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the 2019 Annual Meeting by the holders of our Class A common stock and our Class B common stock, voting together as a class, is necessary to constitute a quorum for the transaction of business at the 2019 Annual Meeting. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone, or by mail or that are represented in person at the 2019 Annual Meeting. Abstentions are counted for the purpose of determining the presence of a quorum. Broker non-votes, if any, are counted for the purpose of determining the presence of a quorum. If a quorum is not present, we expect to adjourn the 2019 Annual Meeting until we obtain a quorum.

Q. What vote is required to approve each matter and how are votes counted?	A.	Proposal 1 — Election of Three Class I Directors

The three (3) nominees for director receiving the highest number of votes FOR election will be elected as Class I directors. Proposal 1 is a non-routine matter. Pursuant to our majority vote resignation policy included in the Company’s Corporate Governance Guidelines, any nominee who is an incumbent director and who does not receive more votes “for” his or her election than votes “withheld” from his or her election in an uncontested election of directors would be required to offer his or her resignation to the Board.

If a stockholder does not vote for the election of directors because the authority to vote is withheld, because a proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. Proxies signed and returned to the Company unmarked will be voted FOR the three (3) nominees (Michael K. Burke, James F. Callahan, Jr. and Douglas R. Casella).

If your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 1. In this regard, please note that brokers may not vote on the election of directors in the absence of specific client instructions. Those who hold shares in a brokerage account are encouraged to provide voting instructions to their broker. Votes that are not returned, votes that are withheld and broker non-votes will have no effect on the outcome of the election. In this regard, shares held in street name by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee and will be treated as broker non-votes.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

With respect to Proposal 1, you may:

•	vote FOR all nominees;

•	vote FOR one or more nominees and WITHHOLD your vote from the other nominees; or

•	WITHHOLD your vote from all nominees.

Proposal 2 — Advisory “Say-on-Pay” Vote on the Compensation of Our Named Executive Officers

To approve Proposal 2, the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is a non-routine matter. Therefore, if your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 2. Shares held in street name by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST Proposal 2 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 2. If you vote to ABSTAIN on this Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will not be counted as votes cast or shares withheld on Proposal 2. Voting to ABSTAIN will have no effect on the voting on Proposal 2.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, the Compensation Committee of our Board and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Proposal 3 — Ratification of the Appointment of Independent Auditors

To approve Proposal 3, the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is a routine matter. If your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your unvoted shares on Proposal 3. If you vote to ABSTAIN on this Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will not be counted as votes cast or shares withheld on Proposal 3. Voting to ABSTAIN will have no effect on the voting on Proposal 3.

Although stockholder ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending December 31, 2019 by the Audit Committee of our Board is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If such ratification is not approved at the 2019 Annual Meeting, our Audit Committee may reconsider its appointment of RSM US LLP as our independent auditors for the fiscal year ending December 31, 2019.

Q. Are there other matters to be voted on at the 2019 Annual Meeting?	A.

We do not know of any matters that may come before the 2019 Annual Meeting other than as discussed in this proxy statement. If any other matters are properly presented at the 2019 Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter subject to compliance with Rule 14a-4(c) of the Exchange Act.

Q. Where can I find the voting results?	A.	We will report the voting results in a Current Report on Form 8-K within four business days following the conclusion of the 2019 Annual Meeting.

Q. What is the Company’s Internet address?	A.

The Company’s internet address is www.casella.com. The Company’s filings with the SEC are available free of charge via a link from this address. Unless expressly indicated otherwise, information contained on our website is not part of this proxy statement. In addition, none of the information on the other websites listed in this proxy statement is part of this proxy statement. These website addresses are intended to be inactive textual references only.

Q. May I attend the 2019 Annual Meeting?	A.

Only holders of the Company’s shares as of the record date are entitled to attend the 2019 Annual Meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license or state identification card. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

No cameras, recording equipment, large bags, briefcases or packages will be permitted into the 2019 Annual Meeting and anyone recording the meeting on any device may be asked to leave.

Q. What are the costs of soliciting these proxies?	A.

We will bear the entire cost of soliciting proxies on behalf of the Board, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional soliciting materials furnished to stockholders by or on behalf of the Company. In addition to such solicitation materials, our directors, officers and employees may solicit proxies by telephone, telegram, facsimile, electronic mail, internet and text messaging as well as personal solicitation without additional compensation. You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

Copies of solicitation material will be furnished to banks, brokerage houses, dealers, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our 2018 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, to beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

BOARD OF DIRECTORS

Information Regarding Directors and Director Nominees

Our Second Amended and Restated Certificate of Incorporation and our By-Laws provide for the classification of our Board into three classes, each having as nearly an equal number of directors as possible. The terms of service of the three classes are staggered so that the term of one class expires each year. At each annual meeting of stockholders, directors are elected for a full term of three years to continue or succeed those directors whose terms are expiring.

Our Board currently consists of nine directors. Class I consists of Michael K. Burke, James F. Callahan, Jr. and Douglas R. Casella, each with a term ending at the 2019 Annual Meeting. Class II consists of Joseph G. Doody, Emily Nagle Green and Gregory B. Peters, each with a term ending at the 2020 Annual Meeting of Stockholders. Class III consists of John W. Casella, William P. Hulligan and James E. O’Connor, each with a term ending at the 2021 Annual Meeting of Stockholders.

Upon the recommendation of the Nominations and Governance Committee of our Board, our Board nominated Messrs. Michael K. Burke, James F. Callahan, Jr. and Douglas R. Casella for re-election at the 2019 Annual Meeting as Class I directors, each to serve until the 2022 Annual Meeting of Stockholders and until his respective successor is elected and qualified.

Director Biographies and Qualifications

The following table provides biographical information relating to each director and director nominee, including his or her age and period of service as a director of the Company; his or her committee memberships; his or her business experience, including principal occupation and employment and directorships at other public companies during the past five years; his or her community activities; and his or her other experience, qualifications, attributes or skills that led our Board to conclude he or she should serve as a director of the Company.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class I Director Nominees to be elected at the 2019 Annual Meeting (terms expiring at 2022 Annual Meeting of Stockholders, if elected)

Michael K. Burke Audit Committee Nominations and Governance Committee	61	Mr. Burke has served as a member of our Board since February 2008. Mr. Burke has served as Chief Financial Officer of EndoGastric Solutions, Inc., a medical device company focused on developing and commercializing incisionless surgical technology for the treatment of gastroesophageal reflux disease, since November 2015. From January 2012 to June 2014, Mr. Burke served as Senior Vice President and Chief Financial Officer of Landauer, Inc., a publicly traded global provider of devices, consumable medical products and technical/analytical services. Prior to Landauer, Mr. Burke served as Senior Vice President and Chief Financial Officer of Albany International Corp., a publicly-traded global advanced textiles and materials processing company, from July 2009 to September 2010. Mr. Burke served as the Executive Vice President and Chief Financial Officer of Intermagnetics General Corporation, a publicly traded medical device company, from December 2001 until its sale to Royal Philips Electronics in November 2006. Before joining Intermagnetics

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

General Corporation, Mr. Burke served as Executive Vice President and Chief Financial Officer of HbT, Inc., a manufacturer of hydrogen generators and processors. Prior to joining HbT in May 2000, Mr. Burke served as a Managing Director within the U.S. Investment Banking Department of CIBC Oppenheimer Corp. Mr. Burke holds a B.A. in Economics from Lake Forest College and a Graduate Certificate in Mergers and Acquisitions from The Wharton School.

Skills and Qualifications:

We believe Mr. Burke is qualified to serve on our Board due to his leadership and financial experience, particularly his past experience as a senior-level investment banker with a prominent investment banking firm and as a chief financial officer of various publicly-traded companies, and his broad functional skill set.

James F. Callahan, Jr. Audit Committee (Chair) Nominations and Governance Committee	75

Mr. Callahan has served as a member of our Board since March 2003. Mr. Callahan served as an audit and business advisory partner of Arthur Andersen LLP, an independent public accounting firm, from September 1975 to March 2000. Mr. Callahan has been retired since March 2000. Mr. Callahan has served as a member of various community service-related boards and currently serves on the Board of Trustees of the Massachusetts Department of Developmental Services’ Hogan Regional Center and is Trustee Emeritus of Bates College. Mr. Callahan holds a B.A. from Bates College and an M.B.A. from the Rutgers University School of Management.

Skills and Qualifications:

We believe Mr. Callahan is qualified to serve on our Board due to his years of experience at Arthur Andersen LLP, the depth and breadth of his financial reporting expertise and his experience with complex financial matters.

Douglas R. Casella Vice Chairman	62

Mr. Casella has served as Vice Chairman of our Board since 1993. Mr. Casella founded Casella Waste Management, Inc., a wholly owned subsidiary of ours, in 1975 and has served as its President since then. Since 1989, Mr. Casella has served as President of Casella Construction, Inc., a company owned by Mr. Casella, his son Joseph Casella, his brother John W. Casella, who is also our Chief Executive Officer and Chairman of the Board, and Mr. John Casella’s son, John Casella II, which specializes in general contracting, soil excavation and heavy equipment work, and which performs landfill-construction and related services for us.

Skills and Qualifications:

We believe Mr. Casella is qualified to serve on our Board due to his extensive experience with operational and asset management matters in the waste management industry.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II Directors (terms expiring at 2020 Annual Meeting of Stockholders)

Joseph G. Doody Compensation Committee (Chair)	66

Mr. Doody has served as a member of our Board since 2004. Mr. Doody served as Vice Chairman of Staples, Inc., an office products company, from January 2014 until September 2017. Previously, Mr. Doody had served as President, North American Commercial of Staples, Inc. from 1998 until January 2014. From 1974 to 1998, Mr. Doody held several managerial positions with the Eastman Kodak Company, an imaging technology company, including General Manager and Vice President, North America, Office Imaging. Mr. Doody has served on the Board of Directors of Paychex, Inc., a leading provider of payroll, human resource, and benefits outsourcing solutions, since October 2010, and Virtusa Corporation, a global business consulting and IT outsourcing company, since February 2017. Mr. Doody holds a B.S. in Economics from State University of New York at Brockport and an M.B.A. from the University of Rochester.

Skills and Qualifications:

We believe Mr. Doody is qualified to serve on our Board due to his significant leadership experience, board experience and management experience with a publicly-traded multinational company.

Emily Nagle Green Compensation Committee Nominations and Governance Committee	61

Ms. Nagle Green has served as a member of our Board since July 2012. From January 2012 until July 2015, Ms. Nagle Green served as President and Chief Executive Officer of Smart Lunches, Inc., an online delivery service providing fresh meals to children. From November 2005 to June 2011, Ms. Nagle Green served as Chief Executive Officer and a member of the Board of Directors of Yankee Group, a technology research firm, and from June 2011 to January 2012, Ms. Nagle Green served as Chairman of the Board of Directors of Yankee Group. Prior to joining Yankee Group, Ms. Nagle Green served as President and Chief Executive Officer of Cambridge Energy Research, an energy research and consulting firm, from 2003 to 2004. From 1995 to 2003, Ms. Nagle Green served in several leadership positions with Forrester Research, a provider of information technology and consulting services. Ms. Nagle Green is a member of the Board of Trustees of Investors Real Estate Trust, a multifamily real estate investment trust. Ms. Nagle Green holds a B.S.L. from Georgetown University and an M.S. in Engineering and Computer Graphics from the University of Pennsylvania.

Skills and Qualifications:

We believe Ms. Nagle Green is qualified to serve on our Board due to her substantial senior management executive experience as well as over 25 years of experience in identifying and leveraging technology trends.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

Gregory B. Peters Compensation Committee Audit Committee Nominations and Governance Committee (Chair)	73

Mr. Peters has served as a member of our Board since 1993. From November 2002 to October 2015, he served as our Lead Director. Mr. Peters has served as managing general partner of Lake Champlain Capital Management, LLC, a corporate finance firm, since April 2001. From April 1988 to March 2001, Mr. Peters served as managing general partner of Vermont Venture Capital Partners, L.P., a venture capital company. Mr. Peters also previously served as general partner of North Atlantic Capital Partners, L.P., a venture capital company. Mr. Peters holds a B.A. from Harvard College and an M.B.A. from Harvard Business School.

Skills and Qualifications:

We believe Mr. Peters is qualified to serve on our Board due to his significant experience as a professional investor and extensive experience in areas of corporate governance.

Class III Directors (terms expiring at 2021 Annual Meeting of Stockholders)

John W. Casella Chairman	68

Mr. Casella has served as Chairman of our Board since July 2001 and as our Chief Executive Officer since 1993. Mr. Casella also served as our President from 1993 to July 2001 and as Chairman of our Board from 1993 to December 1999. In addition, Mr. Casella has served as Chairman of the Board of Directors of Casella Waste Management, Inc., a wholly-owned subsidiary of ours, since 1977. Mr. Casella is also an executive officer and director of Casella Construction, Inc., a company owned by Mr. Casella, his son John Casella II, his brother Douglas R. Casella, also a member of our Board, and Mr. Douglas Casella’s son, Joseph Casella, which specializes in general contracting, soil excavation and heavy equipment work, and which performs landfill-construction and related services for us. Mr. Casella has been a member of numerous industry-related and community service-related state and local boards and commissions, including the National Recycling Coalition, the Board of Directors of the Associated Industries of Vermont, the Association of Vermont Recyclers, the Vermont State Chamber of Commerce, the Rutland Industrial Development Corporation and the Rutland Regional Medical Center. Mr. Casella has also served on various state task forces, serving in an advisory capacity to the Governors of Vermont and New Hampshire on solid waste issues. Mr. Casella holds an A.S. in Business Management from Bryant & Stratton College and a B.S. in Business Education from Castleton State College.

Skills and Qualifications:

We believe Mr. Casella is qualified to serve on our Board due to his insight and expertise in the waste management industry and his leadership and knowledge of the Company obtained in his role as our Chief Executive Officer, coupled with his extensive business and leadership experience.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

William P. Hulligan Audit Committee	75

Mr. Hulligan has served as a member of our Board since September 2015. Mr. Hulligan served as senior advisor to Progressive Waste Solutions Ltd., a waste management company, from March 2014 to August 2015, as President and Chief Operating Officer from January 2012 to March 2014, and as President USA and Executive Vice President of Florida operations from July 2010 to January 2012. Prior to joining Progressive Waste Solutions, Mr. Hulligan served as Executive Vice President of North America Operations of Waste Services, Inc., a publicly-traded solid waste services company, from June 2003 to July 2010. Prior to joining Waste Services, Mr. Hulligan also spent over 20 years at Waste Management, Inc., a provider of waste management services, where he held various senior management positions. Mr. Hulligan previously served as a member of the Board of Directors of two publicly-traded waste management companies, EarthCare Company and OHM Corporation. He has also served on the Board of Directors of the Environmental Industry Association as well as on the board of Trustees at John Carroll University and Bradley University. Mr. Hulligan holds a B.S. in Business Administration from John Carroll University.

Skills and Qualifications:

We believe Mr. Hulligan is qualified to serve on our Board due to his over 40 years of experience in the waste management industry, including extensive operational and executive experience.

James E. O’Connor Lead Director Compensation Committee	69

Mr. O’Connor has served as a member of our Board since July 2015. Mr. O’Connor served as Chief Executive Officer of Republic Services, Inc., a publicly-traded non-hazardous solid waste collection, recycling and disposal services company, from 1998 to 2011, and as Chairman of the Board of Republic Services from 2003 to 2011. Prior to joining Republic Services, Mr. O’Connor spent close to 30 years at Waste Management, Inc., a provider of waste management services, where he held various senior management positions. Mr. O’Connor is a member of the Board of Directors of Clean Energy Fuels Corp., a publicly-traded provider of natural gas fuel for transportation in North America, where he serves on the Compensation Committee and the Nominating and Corporate Governance Committee, and the Canadian National Railway Company, a publicly-traded rail transportation company, where he chairs the board’s Strategic Planning Committee and also serves on the Audit, Environmental & Safety and Finance Committees. Mr. O’Connor holds a B.S. in Commerce (concentration in accounting) from DePaul University.

Skills and Qualifications:

We believe Mr. O’Connor is qualified to serve on our Board due to his over 40 years of experience in the waste management industry, including extensive public company leadership experience, as well as experience serving on the boards of directors of publicly-traded companies in a variety of industries, including waste management, transportation and energy.

The holders of Class A common stock, voting separately as a class, are entitled to elect the Class A Director. Mr. Peters, a Class II director and a member of the Compensation Committee, Audit Committee and Nominations and Governance Committee, serves as the Class A Director.

The employment agreement by and between us and Mr. John Casella requires that we use our best efforts to cause Mr. John Casella to be nominated and elected as a director.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance policies and practices that we have adopted. We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, Corporate Governance Guidelines and charters for the Audit Committee, Compensation Committee and Nominations and Governance Committee of our Board. Complete copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and committee charters, which are described below, are available on the Investor Relations section of our website, www.casella.com. Alternatively, you can request a copy of any of these documents by writing to Casella Waste Systems, Inc., Attn: Corporate Secretary, 25 Greens Hill Lane, Rutland, Vermont 05701.

Board Responsibilities

The Board oversees, counsels and directs management in our long-term interests and those of our stockholders. The Board’s responsibilities include:

•	Selecting and regularly evaluating the performance of the Chief Executive Officer and other executive officers;

•	Reviewing and approving our major financial objectives and strategic and operating plans, business risks and actions;

•	Overseeing the conduct of our business to evaluate whether the business is being properly managed; and

•	Overseeing the processes for maintaining the integrity of our financial statements and other publicly disclosed information in compliance with law.

All of our directors are expected to comply with our Code of Business Conduct and Ethics and our Insider Trading Policy. The Board conducts periodic self-evaluations. In addition, we encourage our directors to attend formal training programs in areas relevant to the discharge of their duties as directors.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide, among other matters, that:

•	our Board’s principal responsibility is to oversee the management of the Company;

•	a majority of the members of our Board shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•

newly elected directors are expected to participate in a briefing program and all directors are expected to participate in continuing director education on an ongoing basis. The briefing program is designed to provide new directors with the non-public information regarding the strategic direction of the Company as well as a background of the Company’s financial information; and

•	our Board and its committees will conduct periodic self-evaluations to determine whether they are functioning effectively.

Director Stock Ownership Guidelines

Our Board believes that each non-employee director should acquire and hold shares of our stock in an amount that is meaningful and appropriate to such director. Accordingly, our Board adopted stock ownership guidelines that require each non-employee director to attain a share ownership level of our Class A common stock having a value equal to three times the amount of the annual retainer fee paid to non-employee directors for service on our Board. Each non-employee director is required to attain such ownership levels by the third annual meeting of stockholders following the first annual meeting of stockholders at which such non-employee director is elected to our Board. As of December 31, 2018, each of our non-employee directors was in compliance with the stock ownership guidelines.

Executive Officer Stock Ownership Policy

We have adopted an executive officer stock ownership policy reflective of the Board’s view that all executive officers should have a significant personal investment in the Company through their ownership of shares of Class A common stock. Our stock ownership policy is applicable to all executive officers who are required to file reports pursuant to Section 16 of the Exchange Act and requires such executive officers to hold shares of Class A common stock or other equity rights, including restricted stock with time-based vesting, vested stock options and restricted stock units with time-based vesting, with a value at least equal to the following multiple of the individual’s respective base salary: Chief Executive Officer: 3X, President/Chief Operating Officer: 2X, Chief Financial Officer: 2X and our other executive officers: 1X. The stock ownership requirement will be measured as to each executive officer as of March 1 (the “measurement date”) of each year. In the event that an executive officer does not satisfy the stock ownership requirement as of any measurement date, then such executive officer is required to retain all shares of Class A common stock held by such executive officer, subject to certain exceptions, and any shares thereafter acquired by such executive officer until such time as such executive officer satisfies the stock ownership requirement. As of March 1, 2019, all of our executive officers were in compliance with the executive officer stock ownership policy.

Restrictions on Hedging Transactions and Pledging Transactions

Our insider trading policy restricts hedging transactions and the pledging of shares other than pledges pursuant to approved exceptions granted in extraordinary situations where a person wishes to pledge Company securities as collateral for a loan (other than a margin loan) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Board Determination of Independence

Under the applicable rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board determined that none of Ms. Nagle Green or Messrs. Burke, Callahan, Doody, Hulligan, O’Connor and Peters has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Director Nomination Process

The Nominations and Governance Committee acts under a written charter that we have posted on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. The process followed by the Nominations and Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominations and Governance Committee and our Board. In addition, in 2018 the Nominations and Governance Committee retained the services of an independent consultant to assist the Committee and our Board in developing a board succession plan to serve as a guideline for future Board member recruitment.

Criteria and Diversity

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, the Nominations and Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diversity, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The Nominations and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominations and Governance Committee does not have a formal diversity policy, but believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities to our stockholders.

The director biographies appearing above indicate each nominee’s experience, qualifications, attributes and skills that led our Board to conclude that he or she should continue to serve as a member of our Board. Our Board believes that each of the nominees has substantial achievement in his or her professional pursuits, and possesses the background, talents and experience that our Board desires and that will contribute to the best interests of the Company and to long-term stockholder value.

Stockholder Nominations

Stockholders may recommend individuals to the Nominations and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to: Nominations and Governance Committee, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701. The Nominations and Governance Committee has no obligation to consider individuals recommended by stockholders for nomination by the Committee as potential director candidates. However, assuming that appropriate biographical and background material has been provided on a timely basis, we expect that individuals recommended by stockholders would be so considered and evaluated by the Nominations and Governance Committee by following substantially the same process, and applying substantially the same criteria, as it follows for candidates identified by the Committee and others.

Stockholders also have the right under our By-Laws to directly nominate director candidates, without any action or recommendation on the part of the Nominations and Governance Committee or our Board, by following the procedures set forth under “Stockholder Proposals and Nominations for the 2020 Annual Meeting of Stockholders.” If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting of stockholders. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in the By-Laws will not be included in our proxy statement and proxy card for the next annual meeting.

Board Meetings and Attendance

Our Board met six times during fiscal 2018, either in person or by teleconference. During fiscal 2018, each incumbent director attended at least 75% of the meetings of our Board and the committees of our Board on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

We encourage, but have no policy with respect to, attendance of directors at the annual meeting of stockholders. Three of our then-serving directors attended the 2018 Annual Meeting of Stockholders.

Board Leadership Structure

Mr. John Casella serves as Chairman of our Board and our Chief Executive Officer. Mr. O’Connor serves as our Lead Director. Our Board believes that combining the Chairman and Chief Executive Officer positions fosters clear accountability, effective decision-making and alignment of corporate strategy, strikes an effective balance between strategy development, independent leadership and management oversight in the Board process and, taken together with the Lead Director role, is the appropriate leadership structure for us at this time. The responsibilities of the Lead Director are included in our Corporate Governance Guidelines, which are posted on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. The Lead Director chairs meetings of our independent directors, meets with any director who is not adequately performing his or her duties as a member of our Board or any committee and facilitates communications between the Chairman of our Board and other directors. The Lead Director also works with the Chairman of our Board in preparing agendas for each meeting of our Board and consults with the Chairman of our Board on matters relating to corporate governance and board performance.

Board Committees

Our Board has established three standing committees — Audit, Compensation and Nominations and Governance — each of which operates under a charter that was approved by our Board.

Our Board determined that all of the members of each of its three committees are independent under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements under Rule 10A-3 under the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements under Rule 10C-1 under the Exchange Act. Our current non-employee directors serve on the committees of our Board as follows:

	Audit Committee	Compensation Committee	Nominations and Governance Committee

Michael K. Burke

James F. Callahan

Joseph G. Doody

William P. Hulligan

Emily Nagle Green

James E. O’Connor**

Gregory B. Peters

**	Lead Director
Chairperson

Member

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, evaluating, retaining and, if necessary, terminating an independent registered public accounting firm to serve as our independent auditors;

•	reviewing and discussing with management and our independent auditors our annual and quarterly financial statements and related disclosures and the internal controls over our financial reporting;

•	overseeing our compliance with legal and regulatory requirements;

•

taking appropriate actions, or recommending that our Board take appropriate action, to oversee the qualifications and independence of our independent auditors, including the consideration of independence when preapproving audit and non-audit services;

•	overseeing our internal audit function;

•	monitoring the performance of our internal audit function and our independent auditors, including conducting an annual evaluation of the performance of our auditors;

•	overseeing our risk management policies;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the Audit Committee report required by SEC rules, which is included on page 27 of this proxy statement.

The members of the Audit Committee are Messrs. Callahan (Chair), Burke, Hulligan and Peters. Our Board determined that Mr. Callahan is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met five times during fiscal 2018, either in person or by teleconference. See “Report of the Audit Committee of the Board of Directors.”

Compensation Committee

The Compensation Committee’s responsibilities include:

•	administering any bonus, incentive compensation and stock incentive plans;

•	reviewing and approving the salaries and certain other compensation and benefits of our executive officers;

•	reviewing and making recommendations to our Board with respect to director compensation;

•	reviewing and discussing with management our “Compensation Discussion and Analysis,” which is included beginning on page 29 of this proxy statement; and

•	preparing the Compensation Committee report required by SEC rules, which is included on page 39 of this proxy statement.

Under its charter, the Compensation Committee may form and delegate authority to subcommittees as it deems appropriate from time to time under the circumstances. The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer and director compensation. During fiscal 2018, the Compensation Committee retained Pay Governance LLC, an independent compensation consultant (“Pay Governance”). Pay Governance reports directly to the Compensation Committee and assists the Compensation Committee in evaluating and designing executive and director compensation. In fiscal 2018, Pay Governance assisted the Compensation Committee in reviewing executive compensation disclosures, compensation surveys and CEO pay ratio; administering the Relative TSR multiplier for PSUs and performance options; and completing a review of director compensation.

The members of the Compensation Committee are Messrs. Doody (Chair), O’Connor and Peters and Ms. Nagle Green. The Compensation Committee met five times during fiscal 2018, either in person or by teleconference.

Nominations and Governance Committee

The Nominations and Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board;

•	recommending to our Board persons to be nominated for election as directors;

•	developing, reviewing and recommending to our Board applicable corporate governance guidelines; and

•	overseeing an annual evaluation of our Board.

The members of the Nominations and Governance Committee are Messrs. Peters (Chair), Burke and Callahan and Ms. Nagle Green. The Nominations and Governance Committee met four times during fiscal 2018, either in person or by teleconference.

Risk Oversight

Role of Our Board in Management of Risk

Our Board administers its risk oversight function directly and through its Audit Committee and receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, cybersecurity, strategic and reputational risks. As part of its charter, the Audit Committee regularly discusses with management our major risk exposures, their potential financial impact on us and the steps we take to manage them. In addition, the Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and succession planning. The Nominations and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure and corporate governance.

Risk Considerations in Executive Compensation

Our Compensation Committee regularly considers risk as it relates to our executive compensation program, and our Compensation Committee does not believe our executive compensation program encourages excessive or inappropriate risk taking. As described more fully below in “Compensation Discussion and Analysis,” we structure our compensation program to consist of both fixed and variable components to motivate our executives to produce superior short and long-term results that are in the best interests of us and our stockholders in order to attain our ultimate objective of increasing stockholder value. We believe that any risks that may arise from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in fiscal 2018 were Messrs. Doody, O’Connor and Peters and Ms. Nagle Green. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation Committee.

Certain Relationships and Related Person Transactions

We have adopted a written policy and have established procedures regarding approval of transactions between us and any officer, director, certain employees and other related persons, including those required to be reported under Item 404 of Regulation S-K. The policy requires that all related person transactions are reviewed and approved by the Audit Committee or the Board.

With respect to bidding projects in excess of $500,000 in which a related person, including Casella Construction, Inc., is a bidder, the Audit Committee has established a specific procedure. This procedure requires us to solicit a minimum of three qualified bids. The bid package is required to be sufficiently detailed to allow for direct comparisons of costs between responsive bidders. Bids for work on which Casella Construction, Inc. or any other related person is bidding are required to be directed to a third party engineer for opening, compilation and tabulation. The bids are then evaluated by the project team based on price, performance references, qualifications, experience, alternate bid items, proposed schedule, subcontractors qualifications/references, technical compliance and other bid information that is in the best interest of the project. In the event that a construction contract is successfully bid by a related person, bids and recommendations are required to be submitted to our Chief Financial Officer and our President and Chief Operating Officer for submission to the Audit Committee for approval and ratification by our Board. With respect to sole source bids (i.e. those less than $500,000), the Audit Committee is required to be provided with documentation describing the reason for the work, a comparison of market or historical prices to the bid price, and approval by our Chief Financial Officer or our President and Chief Operating Officer. Change orders relating to contracts with related parties are required to be forwarded to our Chief Financial Officer for submission to the Audit Committee for approval before the change order is approved; provided that change orders to existing contracts with related parties may be approved by our Chief Financial Officer and our President and Chief Operating Officer (executive officers who are not affiliated with the related parties), as long as the total value of such change orders does not exceed 10% of the value of the contract, up to a maximum of $500,000, and subject to ratification of the change order by our Board. Transactions not exceeding $75,000 individually or $300,000 in the aggregate in any fiscal year may, for administrative purposes, be approved by our President and Chief Operating Officer or our Chief Financial Officer, subject to approval by the Audit Committee and ratification by our Board.

The credit agreement for our term loan facility and revolving credit facility provides that, subject to certain exceptions, we may not enter into any transaction with any affiliate of ours, whether or not in the ordinary course of business, unless our Board determines in good faith that such transaction is on fair and reasonable terms substantially as favorable as would be obtainable by us at the time in a comparable arm’s length transaction.

Our related person transaction policy also provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

We engage Casella Construction, Inc., a company owned by John W. Casella, our Chief Executive Officer and the Chairman of our Board, his son John Casella II, his brother Douglas R. Casella, the Vice Chairman of our Board, and Mr. Douglas Casella’s son, Joseph Casella, to provide construction and related services for us, including construction, closure and capping activities at our landfills. Total purchased services from Casella Construction, Inc. charged to operations or capitalized to landfills from January 1, 2018 to December 31, 2018 was $3,421,447, of which $31,964 was outstanding and included in either accounts payable or other current liabilities at December 31, 2018. All contracts awarded to Casella Construction, Inc. in excess of $500,000 were approved in accordance with the procedures described above for bidding projects in which a related person is a bidder. In addition, we have approved ongoing contracts with Casella Construction, Inc., which we expect will result in additional payments by us to Casella Construction, Inc. Total revenue recorded pursuant to these contracts from January 1, 2018 to December 31, 2018 was $156,186.

We are also party to two real estate leases with Casella Associates, LLP, a Vermont limited liability company owned by Messrs. John Casella and Douglas Casella. These leases relate to our corporate headquarters in Rutland, Vermont, and our Montpelier, Vermont facility, and provide for aggregate monthly payments by us of $28,877, subject to an annual escalation provision based on increases in the consumer price index, through their expiration in August 2023.

From 1977 to 1992, we operated an unlined landfill located in Whitehall, New York, owned by Bola, Inc., a corporation owned by Messrs. John Casella and Douglas Casella, which operated as a single-purpose real estate holding company. We paid the cost of closing this landfill in 1992, and have agreed to pay all post-closure obligations. From January 1, 2018 to December 31, 2018, we paid an aggregate of $13,560 pursuant to this arrangement. As of December 31, 2018, we had accrued $48,478 for costs related to those post-closure obligations.

In connection with Mr. Douglas Casella’s service as President of Casella Waste Management, Inc., our wholly-owned subsidiary, in fiscal 2018 we granted Mr. Douglas Casella a restricted stock unit award with a grant date fair value of $120,609 and paid $8,845 for life insurance premiums.

Michael Casella, the son of Mr. John Casella, is employed by the Company as a general manager. From January 1, 2018 through December 31, 2018, Mr. Michael Casella earned $160,026 as salary, bonus, and other benefits related to his employment and received a restricted stock unit award with a grant date fair value of $8,011.

Elizabeth Casella, the daughter of Mr. John Casella, is employed by the Company as Director of Development & Coordination. From January 1, 2018 through December 31, 2018, Ms. Casella earned $167,020 as salary, bonus, and other benefits related to her employment and received a restricted stock unit award with a grant date fair value of $10,001.

We have entered into employment agreements with certain of our officers. See “Executive and Director Compensation and Related Matters — Potential Payments Upon Termination or Change of Control — Employment Agreements.”

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Lead Director, with the assistance of our Chief Financial Officer and General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Lead Director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to: Board of Directors, Attn: Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq’s listing standards concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Report of the Audit Committee of the Board of Directors

The Audit Committee assists the Board with its oversight of our accounting and financial reporting processes and the audits of our financial statements; the integrity of our financial statements; compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; the performance of our internal audit function and independent auditor; and our risk management policies.

The Audit Committee has also established procedures for the receipt, retention, and treatment of complaints or concerns regarding accounting, internal accounting controls and auditing matters; reviews and approves related party transactions, including the reporting or referral of such transactions to the Board; and reviews and approves the Company’s entry into swap transactions and policies related thereto. The Audit Committee’s function is more fully described in the Audit Committee Charter.

The Audit Committee reviewed our audited financial statements for the fiscal year ended December 31, 2018 and discussed these financial statements with our management and RSM US LLP (“RSM”), our independent auditors. The Audit Committee also discussed with RSM the matters required to be discussed by AS 1301: Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has also received the written disclosures and the letter from RSM required by applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and has discussed with RSM its independence from us.

In fulfilling its responsibilities, the Audit Committee held meetings with management, our internal auditor and RSM to discuss our internal controls over financial reporting and our quarterly and annual reports. In addition, the Audit Committee chair held discussions relating to various matters of importance to the Audit Committee with management, our internal auditor, and RSM, including our risk management processes and the Audit Committee’s evaluations of our internal audit function and RSM.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2018.

Following the completion of the Audit Committee’s review of our financial statements for the fiscal year ended December 31, 2018 and our internal controls over financial reporting, and after considering the independence and qualifications of RSM, including RSM’s familiarity with the Company’s risks, systems, processes, controls, and accounting, and having received input from management and our internal auditor, the Audit Committee completed its evaluation of RSM and concluded that it was in the best interest of the Company and its stockholders to appoint RSM as our independent auditors for the fiscal year ending December 31, 2019.

While the Audit Committee has the authority to select and appoint the Company’s independent auditors, it believes that the Company’s stockholders should have the opportunity to ratify the Audit Committee’s appointment of RSM as our independent auditors.

By the Audit Committee of the Board of Directors of Casella Waste Systems, Inc.

James F. Callahan, Jr., Chair

Michael K. Burke

William P. Hulligan

Gregory B. Peters

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our executive compensation philosophy, objectives, program and process, as well as the compensation paid to our named executive officers in fiscal 2018. For fiscal 2018, our named executive officers were:

•	John W. Casella, our Chief Executive Officer and Chairman of our Board;

•	Edmond R. Coletta, our Senior Vice President and Chief Financial Officer;

•	Edwin D. Johnson, our President and Chief Operating Officer;

•	David L. Schmitt, our Senior Vice President and General Counsel; and

•	Christopher B. Heald, our Vice President of Finance and Chief Accounting Officer.

Executive Summary

Objectives and Philosophy of Our Executive Compensation Program

The Compensation Committee seeks to achieve the following broad objectives in connection with our executive compensation program:

•	Attract, retain and incentivize qualified and talented executives by providing compensation opportunities comparable to those offered by other companies with which we compete for business and talent;

•	Reward achievement of our short-term and long-term business objectives, while discouraging excessive risk-taking behavior;

•	Ensure that executive compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders; and

•

Closely align the long-term interests of our executives with those of our stockholders by providing equity incentives that link a portion of the executives’ compensation with the future performance of our Class A common stock.

Company Performance Highlights and Execution Against 2021 Strategic Plan

In August 2017, we announced our 2021 Strategic Plan. The key strategies outlined in the 2021 Strategic Plan are to create shareholder value through:

•	Increasing landfill returns by driving pricing in excess of inflation in the disposal capacity constrained markets in the Northeast and working to maximize capacity utilization.

•	Driving additional profitability in our collection operations through profitable revenue growth and operating efficiencies.

•	Creating incremental value through our resource solutions offerings in our recycling, organics, and customer solutions operations.

•	Using technology to drive profitable growth and efficiencies through our efforts to update key systems to drive back office transformation, operating efficiencies and sales force effectiveness.

•	Allocating capital to balance debt delevering with smart growth through continued capital discipline and selective acquisitions of complementary businesses and assets.

To support our efforts, we continue to invest in our employees through leadership development, our new career paths program, technical training, and incentive compensation structures that seek to align our employees’ incentives with our long-term goal to improve cash flows and returns on invested capital.

Our execution against our long-term strategy has resulted in strong financial performance over the last four years. This execution continued into fiscal 2018, with revenues up $61.4 million or 10.2%, net income up $28.2 million, Adjusted EBITDA* up $9.0 million or 7.0%, Adjusted Operating Income* down $(0.7) million or (1.3)%, net cash provided by operating activities up $13.3 million or 12.4%, and Normalized Free Cash Flow* up $8.3 million or 21.3% from the fiscal year ended December 31, 2017.

*

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin and Normalized Free Cash Flow are non-GAAP financial measures. See Appendix A for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Fiscal 2018 Compensation Decisions

Our compensation decisions and payouts for fiscal 2018, including with respect to our named executive officers, were based on company and individual performance along with compensation surveys.

•	Increases of 2% in the base salary of each of our named executive officers as compared to the base salaries in fiscal year ended December 31, 2017 (“fiscal 2017)”;

•

Annual cash incentive compensation payout of 83.5% of each named executive officer’s target annual cash incentive amount, driven by performance against our fiscal 2018 budgeted amounts for Adjusted Operating Income and Normalized Free Cash Flow, with 100% of such payments made to named executive officers based on company performance;

•

Awards consisting of time-based restricted stock units (“RSUs”) and performance-based stock units (“PSUs”), which vest based on (i) our level of achievement of Normalized Free Cash Flow and Adjusted EBITDA during the third year of our three-year performance period running from January 1, 2018 to December 31, 2020 and (ii) a multiplier based on relative total shareholder return (“Relative TSR”), for the period running from January 1, 2018 to December 31, 2020. Relative TSR means the Company’s total shareholder return relative to the Russell 2000 Index; and

•

PSUs and performance-based stock options granted during the fiscal year ended December 31, 2016 vested at 179.8% of target, based on our level of achievement of Normalized Free Cash Flow and Adjusted EBITDA for fiscal 2018, multiplied by a Relative TSR multiplier for the period running from January 1, 2016 to December 31, 2018.

Roles of Our Compensation Committee and Compensation Committee Consultant

The Compensation Committee is responsible for overseeing our executive compensation program. In this capacity, the Compensation Committee designs, implements, reviews and approves annually all compensation for our named executive officers. In the performance of its duties, the Compensation Committee periodically reviews the total compensation, including the base salary, annual incentive compensation opportunities, long-term incentive award opportunities and other benefits for each of our named executive officers. In the first quarter of each year, the Compensation Committee meets to determine base salary increases, if any, for our named executive officers; confirm the results of our prior-year performance for purposes of the annual incentive compensation awards; approve strategic and business objectives, which include the performance measures and goals for the annual incentive compensation plan; review the annual incentive compensation targets for the current year; and approve the form, amount, dollar value and vesting criteria for equity awards.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. In fiscal 2018, the Compensation Committee retained an independent compensation consultant, Pay Governance LLC (“Pay Governance”), to assist the Compensation Committee in reviewing executive compensation disclosures, compensation surveys and CEO pay ratio; administering the Relative TSR multiplier for PSUs and performance options; and completing a review of director compensation.

In making executive compensation decisions for fiscal 2018, the Compensation Committee analyzed a number of factors, including the compensation data provided by Pay Governance, from independent commercially available salary surveys published by Willis Towers Watson, which included compensation information from our industry and other industries. Data was generally gathered from this independent market data based on the size of the organization (measured in revenue) and type of organization, and where possible, the data was targeted to our revenue level using regression analysis.

The Compensation Committee also reviewed compensation programs of a peer group of publicly traded companies in the waste management industry. While we do not consider their compensation programs to be directly comparable to ours due to the larger size of those companies, we do review their programs to understand how relevant peers in our industry align performance-based compensation to key operating and financial metrics. This peer group, which is periodically reviewed and updated by the Compensation Committee and its external advisor, consists of Covanta Holding Corporation, Republic Services, Inc., Waste Connections, Inc. and Waste Management, Inc. While the Compensation Committee did not target any compensation element or total compensation for fiscal 2018 to any specified level of the peer group due to the relative size of the Company compared to the peer group companies, it reviewed the peer group executive compensation data to supplement its general understanding of current executive compensation practices and levels among the Company’s industry peers.

In addition, the Compensation Committee also relied on various other factors in making executive compensation decisions for fiscal 2018, including our 2021 Strategic Plan, our budget, our guidance ranges, existing compensation paid to executive officers, experience level of the individual, market factors, general economic conditions, corporate performance and cost of living in the areas where our executive officers live. As such, the Compensation Committee does not target a specific level of competitiveness versus market benchmark data for any pay element or in aggregate, but rather reviews the range of market competitive information as one factor, along with the others listed here, in making compensation decisions.

Say-on-Pay Feedback from Stockholders

The Compensation Committee carefully considers feedback received from shareholders on compensation for our named executive officers. At our 2018 Annual Meeting of Stockholders, we submitted our executive compensation program to an advisory vote of our stockholders and it received the support of over 98% of the total votes cast. The Compensation Committee considered the results of the advisory stockholder vote, together with the other factors and data discussed in this proxy statement, in determining executive compensation decisions and policies. The Compensation Committee will continue to consider the outcome of the say-on-pay votes as it reviews and determines the total compensation packages for our named executive officers.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

Element	Fixed or Variable	Objectives
Base Salary	Fixed	To attract and retain executive officers by offering fixed compensation that is generally competitive with market opportunities and that recognizes each executive officer’s position, role, responsibility and experience.

Annual Cash Incentive Compensation	Variable	To link pay and annual Company performance. Align executive compensation with the annual financial performance of the Company.

Long-Term Incentive Compensation	Variable	To link pay and long-term Company performance. Reward stock price appreciation, align our executive officers’ interests with those of our stockholders by focusing on the creation of long-term stockholder value and promote long-term retention.

Base Salary

On an annual basis, our Compensation Committee reviews and evaluates for adjustment the base salaries of our named executive officers based on the scope of each executive’s responsibilities, individual contribution, prior experience and sustained performance. Base salaries are also reviewed and adjusted, as deemed appropriate, in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to our named executive officers, and none of our named executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. In making decisions regarding salary increases, the Compensation Committee may also draw on the experiences of members of our Board with other companies and its review of independent commercially available salary surveys and publicly available compensation information. After taking into consideration such factors, the Compensation Committee approved a 2% increase in the annual base salaries of our named executive officers for fiscal 2018.

The following table sets forth the annual base salaries of our named executive officers for fiscal 2018 and fiscal 2017:

Name	Annual Base Salary for Fiscal 2018	Annual Base Salary for Fiscal 2017	Percentage Increase in Base Salary

John W. Casella	$535,500	$525,000	2%

Edmond R. Coletta	$341,700	$335,000	2%

Edwin D. Johnson	$413,100	$405,000	2%

David L. Schmitt	$316,200	$310,000	2%

Christopher B. Heald	$214,200	$210,000	2%

Annual Cash Incentive Compensation

Annual incentive compensation is paid to our named executive officers under our Non-Equity Incentive Plan, pursuant to which participants are granted awards that are earned at the end of a specified performance period, subject to the achievement of performance goals established by the Compensation Committee. Performance goals for the applicable fiscal year are established by the Compensation Committee and based on attainment of specified levels of one or any combination of performance measures. The amount of incentive compensation paid to a named executive officer may, in the sole discretion of the Compensation Committee, be less than or more than the amount otherwise payable to such named executive officer based on attainment of performance goals for the applicable fiscal year.

Fiscal 2018 target and maximum annual cash incentive amounts

In 2018, the Compensation Committee determined that each of the Company’s named executive officers would have an opportunity to earn annual incentive compensation for fiscal 2018 based on a percentage of annual base salary. The target annual cash incentive opportunity of each named executive officer for fiscal 2018, based upon the following percentage of the respective officer’s annual base salary, was as follows:

Name	Fiscal 2018 Target Annual Cash Incentive as Percentage of Base Salary	Fiscal 2018 Target Annual Cash Incentive Amount

John W. Casella	150%	$803,250

Edmond R. Coletta	85%	$290,445

Edwin D. Johnson	85%	$351,135

David L. Schmitt	75%	$237,150

Christopher B. Heald	50%	$107,100

The maximum annual cash incentive opportunity of each named executive officer for fiscal 2018 was capped at 200% of each named executive officer’s target annual cash incentive opportunity.

Fiscal 2018 performance measures, weightings and goals

In December 2017, the Compensation Committee established performance measures and specific performance goals based solely on our fiscal 2018 budget, and not individual performance, which had to be achieved in order for any annual incentive compensation to be paid to our named executive officers for fiscal 2018. The Compensation Committee evaluated key financial measures and identified and defined Adjusted Operating Income and Normalized Free Cash Flow, both non-GAAP financial measures, as appropriate drivers of performance under the Non-Equity Incentive Plan for fiscal 2018. All of our named executive officers were assigned the same performance measures and weightings in recognition of their shared responsibility for overall corporate financial performance.

The performance measures and weightings for fiscal 2018 annual cash incentive compensation were as follows:

	Fiscal 2018 Performance Measures and Weightings
	Adjusted Operating Income	Normalized Free Cash Flow (1)
For All Executive Officers	50%	50%

(1)

If Normalized Free Cash Flow for fiscal 2018 did not exceed a certain minimum amount (“Normalized Free Cash Flow Gate”), no annual incentive compensation would be paid to the executive officers under the Non-Equity Incentive Plan for fiscal 2018 even if achievement of the Adjusted Operating Income performance goal would have resulted in payment of the annual incentive compensation.

Each performance goal has a performance range built around it, with a corresponding increase or decrease in the associated annual incentive compensation opportunity. The range of performance goals and associated incentive compensation opportunities under the Non-Equity Incentive Plan for fiscal 2018 was expressed in the form of “minimum,” threshold,” “target” and “maximum” achievement levels. Between each of the achievement levels, results would be interpolated to calculate specific annual incentive compensation award percentages.

Normalized Free Cash Flow for fiscal 2018 exceeded the Normalized Free Cash Flow Gate of $34.4 million. The goals and performance ranges for Adjusted Operating Income and Normalized Free Cash Flow and the degree to which we attained these goals in fiscal 2018 are as follows:

Performance Measure	Weighting	Minimum (0% Payout)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Achievement	Payout %

Adjusted Operating Income (1)	50%	$52.3 million	$55.4 million	$58.4 million	$61.4 million	$52.1 million	0%

Normalized Free Cash Flow (1)	50%	$34.4 million	$40.0 million	$43.7 million	$48.7 million	$47.1 million	167.1%

					Overall Payout %		83.5%

(1)

Adjusted Operating Income and Normalized Free Cash Flow are non-GAAP financial measures. See Appendix A for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Fiscal 2018 annual cash incentive payments

As reflected in the table above, we demonstrated strong performance against our Normalized Free Cash Flow performance measure and did not attain the minimum attainment level for the Adjusted Operating Income performance measure for fiscal 2018, resulting in a payout of that percentage of each named executive officer’s target annual cash incentive amount as set forth in the table below.

Name	Fiscal 2018 Target Annual Cash Incentive Amount	Payout % Against Target	Actual Fiscal 2018 Annual Cash Incentive Amount

John W. Casella	$803,250	83.5%	$670,925

Edmond R. Coletta	$290,445	83.5%	$242,598

Edwin D. Johnson	$351,135	83.5%	$293,290

David L. Schmitt	$237,150	83.5%	$198,083

Christopher B. Heald	$107,100	83.5%	$89,457

Long-Term Incentive Compensation

Our named executive officers are eligible to receive equity awards under our stock incentive plan. We typically make equity awards to our officers and employees as an incentive to enhance long-term shareholder value. Equity awards are typically granted when the person is first hired or receives a promotion or other significant change in responsibility, and thereafter once annually as a part of our broader equity incentive program at a regularly scheduled Compensation Committee meeting early in the fiscal year. Our long-term incentive compensation program includes the granting of awards up to 75% in the form of PSUs and 25% in the form of RSUs. The Compensation Committee believes that this approach to long-term incentive compensation builds upon its pay-for-performance philosophy and provides a balanced focus on stock price appreciation and the achievement of financial metrics that are drivers of long-term shareholder value creation.

Fiscal 2018 Equity Awards

In fiscal 2018, we granted time-based RSUs, each of which represents the right to receive a share of our Class A common stock, to our named executive officers that vest based on continued employment in three equal annual installments beginning on the first anniversary of the date of grant. The RSUs will vest in full, if on or prior to the first anniversary of the date of the consummation of a change of control of the Company, a named executive officer’s service with the Company is terminated without cause. The number of time-based RSUs granted to our named executive officers in fiscal 2018 are as follows:

Name	Number of RSUs Granted

John W. Casella	12,658

Edmond R. Coletta	7,384

Edwin D. Johnson	7,384

David L. Schmitt	2,110

Christopher B. Heald	2,110

In fiscal 2018, we granted PSUs to each named executive officer, with each PSU award representing the right to receive a percentage of a target number of shares of Class A common stock up to a maximum number of shares of Class A common stock (equal to 180% of the target number of shares). The target number of shares and the maximum number of shares subject to the PSU awards are as follows:

Name	Target Number of Shares Issuable Upon Vesting of PSUs	Maximum Number of Shares Issuable Upon Vesting of PSUs

John W. Casella	37,975	68,355

Edmond R. Coletta	22,152	39,873

Edwin D. Johnson	22,152	39,873

David L. Schmitt	6,329	11,392

Christopher B. Heald	6,329	11,392

The vesting of PSUs for each named executive officer will be based upon our level of achievement of two performance objectives measured for the third year (the “measurement period”), of our three-year performance period running from January 1, 2018 to December 31, 2020 (the “three-year performance period”). The performance objectives are: (i) Normalized Free Cash Flow for the measurement period (weighted 50%) and (ii) Adjusted EBITDA for the measurement period (weighted 50%). The targets for the performance objectives were set by the Compensation Committee at the beginning of the three-year performance period.

The number of shares of Class A common stock issuable upon vesting of the PSUs at the end of the three-year performance period will be equal to (i) the target number of shares multiplied by (ii) the percentage of the target number of shares that are eligible to vest based on the level of achievement of the performance objectives during the measurement period multiplied by (iii) a Relative TSR multiplier for the period running from January 1, 2018 to December 31, 2020. The Relative TSR multiplier would be 80% in the event that the Relative TSR percentile is 25th percentile or less, 90% in the event that the Relative TSR percentile is 25.01 to 50th percentile; 110% in the event that the Relative TSR percentile is 50.01 to 75th percentile; and 120% in the event that the Relative TSR percentile is 75.01 to 100th percentile.

In setting the targets for the performance objectives at the beginning of the three-year performance period, the Compensation Committee approved targets that were aligned with the Company’s long-term strategic plan during the measurement period. The Compensation Committee believed that such targets would be reasonably achievable with strong performance by the Company at the Target attainment level and would require outperformance at the Maximum attainment level.

Vesting of Fiscal 2016 Performance-Based Equity Awards

During the fiscal year ended December 31, 2016 (“fiscal 2016”), we granted PSUs and special performance-based stock options (“performance options”), to each named executive officer, with each PSU award representing the right to receive, and each performance option exercisable for, a percentage of a target number of shares of Class A Common Stock up to a maximum number of shares of Class A common stock (equal to 180% of the target number of shares). The number of shares of Class A common stock issuable upon vesting of the PSUs, and the number of shares of Class A common stock subject to each performance option to vest, would be equal to (i) the target number of shares, multiplied by (ii) the percentage of such target number of shares that are eligible to vest based on our level of achievement of Normalized Free Cash Flow (weighted 50%) and Adjusted EBITDA (weighted 50%) during fiscal 2018, multiplied by (iii) a Relative TSR multiplier for the period running from January 1, 2016 to December 31, 2018. The range of performance goals was expressed in the form of “threshold,” “target” and “maximum” achievement levels. Between each of the achievement levels, results would be interpolated within each achievement level to calculate specific percentages of achievement of the performance goals.

The goals and performance ranges for Normalized Free Cash Flow and Adjusted EBITDA for the 2016 PSU and performance option awards, and the degree to which we achieved these goals in fiscal 2018, are as follows:

Performance Measure	Weighting	Threshold (0% Achievement)	Target (100% Achievement)	Maximum (150% Achievement)	Actual Achievement	Achievement %

Normalized Free Cash Flow (1)	50%	$30.0 million	$35.0 million	$40.0 million	$47.1 million	150%

Adjusted EBITDA (1)	50%	$122.0 million	$127.0 million	$132.0 million	$138.0 million	150%

				Achievement %		150%

(1)

Normalized Free Cash Flow and Adjusted EBITDA are non-GAAP financial measures. See Appendix A for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

The overall achievement of 150% of the Normalized Free Cash Flow and Adjusted EBITDA goals was then subject to adjustment by the Relative TSR Multiplier, which is based on a comparison of our TSR to the TSR of the Russell 2000 Index for the period running from January 1, 2016 to December 31, 2018, determined as follows:

	Relative TSR Percentile	Relative TSR Multiplier

	0 to 25th	80%

	25.01 to 50th	90%

	50.01 to 75th	110%

	75.01 to 100th	120%

Actual Achievement	99.6%	119.8%

The Relative TSR Multiplier of 119.8% was determined using linear interpolation between the 110% and 120% Relative TSR multiplier levels. The 150% achievement percentage of the Normalized Free Cash Flow and Adjusted EBITDA goals for fiscal 2018, multiplied by the Relative TSR Multiplier of 119.8%, resulted in an overall achievement percentage of 179.8% and the vesting of 179.8% of the target number of shares of each named executive officer’s fiscal 2016 PSU and performance option awards as set forth in the tables below.

Vesting of Fiscal 2016 PSUs

Name	Target Number of Shares	Maximum Number of Shares	Achievement %	Actual Number of Shares Issued

John W. Casella	72,115	129,807	179.8%	129,635

Edmond R. Coletta	42,067	75,721	179.8%	75,620

Edwin D. Johnson	42,067	75,721	179.8%	75,620

David L. Schmitt	12,019	21,634	179.8%	21,606

Christopher B. Heald	12,019	21,634	179.8%	21,606

Vesting of Fiscal 2016 Performance Options

Name	Target Number of Shares	Maximum Number of Shares	Achievement %	Actual Number of Shares Underlying Performance Options that Vested

John W. Casella	20,000	36,000	179.8%	35,952

Edmond R. Coletta	10,000	18,000	179.8%	17,976

Edwin D. Johnson	10,000	18,000	179.8%	17,976

David L. Schmitt	5,000	9,000	179.8%	8,988

Christopher B. Heald	5,000	9,000	179.8%	8,988

Benefits and Other Compensation

We maintain broad based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Our named executive officers are eligible to participate in all of our employee benefit plans, in each case, on the same basis as other employees.

We provide limited perquisites to our named executive officers. In fiscal 2018, we provided contributions to a 401(k) plan for all named executive officers, life insurance premium payments for Messrs. Casella and Johnson and car allowances and associated tax gross-up payments for Messrs. Casella, Coletta and Johnson. These items are detailed in the Summary Compensation Table below. We provide these benefits because we believe it is reasonable, competitive and consistent with our overall executive compensation program.

Severance and Change-of-Control Benefits

Pursuant to employment agreements we have entered into with our named executive officers, each such named executive officer is entitled to specified benefits in the event of the termination of his employment under specified circumstances, including termination following a change of control of the Company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “— Potential Payments Upon Termination or Change of Control” below.

Compensation Clawback Policy

In September 2015, we adopted a Compensation Clawback Policy that applies to our current or former executive officers (“covered officers”) and other applicable employees. Under the Compensation Clawback Policy, in the event of a restatement of our financial results due to the material noncompliance with any financial reporting requirement under the securities laws, regardless of fault, we will use reasonable efforts to recover cash and equity incentive-based compensation from covered officers that was: (i) based on the erroneous data; (ii) paid during the three-year period preceding the date on which the accounting restatement is required to be prepared; and (iii) in excess of what would have been paid under the accounting restatement. In the event that the Board determines in its sole discretion that a covered officer’s or another current or former employee’s act or omission involving willful misconduct or fraud contributed to the circumstances requiring the restatement, then we will use reasonable efforts to recover from such covered officer or current or former employee, up to 100% of cash and equity incentive-based compensation paid during the three-year period preceding the date on which the accounting restatement is required to be prepared.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction for compensation in excess of $1.0 million paid in any taxable year to a company’s chief executive officer, chief financial officer, and other officers whose compensation is required to be reported to the company’s stockholders pursuant to the Exchange Act by reason of being among its three highest compensated officers. For taxable years beginning on or before December 31, 2017, certain compensation, including compensation paid to our chief financial officer and qualified performance-based compensation, was not subject to the deduction limitations. Pursuant to the Tax Cuts and Jobs Act, signed into law on December 22, 2017, subject to certain transition rules, for taxable years beginning after December 31, 2017, the deduction limitations under Section 162(m) are expanded to apply to compensation in excess of $1.0 million paid in any taxable year to our chief financial officer, and the performance-based compensation exception to the deduction limitations under Section 162(m) is no longer available. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1.0 million paid to the specified executives will not be deductible, unless grandfathered under transition guidance. The Compensation Committee has and will continue to review on a periodic basis the effect of Section 162(m) and may use its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate, after taking into consideration changing business conditions and the performance of our employees.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of Casella Waste Systems, Inc.

Joseph G. Doody, Chair

Emily Nagle Green

James E. O’Connor

Gregory B. Peters

Summary Compensation

The following table sets forth the total compensation earned by, paid to or granted to our named executive officers during the fiscal years or transition period indicated.

Summary Compensation Table

Name and Principal Position(s)	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non- Equity Incentive Plan Com- pensation ($)	All Other Compensation ($) (3)	Total ($)

John W. Casella	2018	535,500	1,288,104	—	670,925	28,274	2,522,803
Chairman and Chief Executive Officer	2017	525,000	1,263,959	—	1,044,225	52,289	2,885,473
	2016	468,180	1,331,242	134,000	1,318,231	21,369	3,273,022

Edmond R. Coletta	2018	341,700	751,396	—	242,598	8,383	1,344,077
Senior Vice President and Chief Financial Officer	2017	335,000	737,313	—	477,526	8,351	1,558,190
	2016	308,703	776,559	67,000	492,545	8,351	1,653,158

Edwin D. Johnson	2018	413,100	751,396	—	293,290	12,049	1,469,835
President and Chief Operating Officer	2017	405,000	737,313	—	577,307	11,677	1,731,297
	2016	395,352	776,559	67,000	630,798	11,678	1,881,387

David L. Schmitt	2018	316,200	214,688	—	198,083	1,000	729,971
Senior Vice President and General Counsel	2017	310,000	210,656	—	389,903	1,000	911,559
	2016	281,694	221,869	33,500	396,576	1,000	934,639

Christopher B. Heald	2018	214,200	214,688	—	89,457	1,000	519,345
Vice President of Finance and Chief Accounting Officer	2017	210,000	210,656	—	176,085	1,000	597,741
	2016	192,317	221,869	33,500	180,646	1,000	629,332

(1)

Amounts shown in this column reflect the aggregate grant date fair value of RSUs and PSUs granted under our 2016 Incentive Plan, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used to calculate the grant date fair value of PSUs are set forth in Note 12 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2018 filed with the SEC on February 22, 2019 (“2018 Form 10-K”). The grant date fair value of RSUs is based upon the last reported sales price of our Class A common stock on the Nasdaq Stock Market on the grant date. The grant date fair value of PSUs granted in fiscal 2018 is based on the probable outcome of the applicable performance conditions which reflects the target level of performance. The grant date fair value of PSUs granted in fiscal 2018 based on attainment of the maximum level of performance is as follows: $1,482,164 for Mr. Casella, $864,593 for Mr. Coletta, $864,593 for Mr. Johnson, $247,021 for Mr. Schmitt and $247,021 for Mr. Heald.

(2)

Reflects the aggregate grant date fair value for performance options granted under our 2016 Incentive Plan in accordance with FASB ASC Topic 718. The assumptions used to calculate the grant date fair value of performance options are set forth in Note 12 to our Consolidated Financial Statements included in the 2018 Form 10-K.

(3)

The amounts reported in All Other Compensation reflect, for each named executive officer, the sum of (a) the dollar value of life insurance premiums we paid, (b) the amount we contributed to the 401(k) plan, (c) the amount of tax gross-ups we paid and (d) the incremental cost to us of all perquisites and other personal benefits. The following table sets forth All Other Compensation paid to or accrued by our named executive officers in 2018, 2017 and 2016:

Name	Year	Life Insurance Premiums ($)	401(k) Plan Matching Contributions ($)	Car Allowance and Usage ($)	Tax Gross-Up Payments ($)		Other ($)
John W. Casella	2018	11,798	1,000	10,891	4,585	(a)	—
	2017	12,316	1,000	18,920	20,053	(a)	—
	2016	12,862	—	5,670	2,837	(a)	—
Edmond R. Coletta	2018	—	1,000	6,973	410	(a)	—
	2017	—	1,000	6,901	450	(a)	—
	2016	—	1,000	6,901	450	(a)	—
Edwin D. Johnson	2018	897	1,000	9,231	725	(b)	196	(c)
	2017	897	1,000	9,120	660	(a)	—
	2016	897	1,000	9,120	661	(a)	—
David L. Schmitt	2018	—	1,000	—	—		—
	2017	—	1,000	—	—		—
	2016	—	1,000	—	—		—
Christopher B. Heald	2018	—	1,000	—	—		—
	2017	—	1,000	—	—		—
	2016	—	1,000	—	—		—

(a)	This amount consists of a tax gross up provided with respect to car allowance and usage.

(b)	This amount consists of tax gross ups provided with respect to car allowance and usage and the gift described in note (c).

(c)	Consists of a gift provided to attendees at a company retreat.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of equity awards made to our named executive officers during fiscal 2018.

Fiscal 2018 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John W. Casella	N/A	—	803,250	1,606,500	—	—	—	—	—
	3/12/2018	—	—	—	—	—	—	12,658	299,995
	3/12/2018	—	—	—	—	37,975	68,355	—	988,110
Edmond R. Coletta	N/A	—	290,445	580,890	—	—	—	—	—
	3/12/2018	—	—	—	—	—	—	7,384	175,001
	3/12/2018	—	—	—	—	22,152	39,873	—	576,395
Edwin D. Johnson	N/A	—	351,135	702,270	—	—	—	—	—
	3/12/2018	—	—	—	—	—	—	7,384	175,001
	3/12/2018	—	—	—	—	22,152	39,873	—	576,395
David L. Schmitt	N/A	—	237,150	474,300	—	—	—	—	—
	3/12/2018	—	—	—	—	—	—	2,110	50,007
	3/12/2018	—	—	—	—	6,329	11,392	—	164,681
Christopher B. Heald	N/A	—	107,100	214,200	—	—	—	—	—
	3/12/2018	—	—	—	—	—	—	2,110	50,007
	3/12/2018	—	—	—	—	6,329	11,392	—	164,681

(1)

The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts payable as annual cash incentive compensation under the Non-Equity Incentive Plan, respectively. The actual amounts earned in fiscal 2018 are reflected in the Summary Compensation Table above and were as follows:

Name	Actual Payout Under Non-Equity Incentive Plan for Fiscal 2018

John W. Casella	$670,925

Edmond R. Coletta	$242,598

Edwin D. Johnson	$293,290

David L. Schmitt	$198,083

Christopher B. Heald	$89,457

(2)

Represents PSUs granted under our 2016 Incentive Plan. The PSUs vest based on (i) our level of achievement of Normalized Free Cash Flow and Adjusted EBITDA during the third year of our three-year performance period running from January 1, 2018 to December 31, 2020 and (ii) a Relative TSR multiplier for the period running from January 1, 2018 to December 31, 2020.

(3)

Represents RSUs granted under our 2016 Incentive Plan. The RSUs vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(4)

The grant date fair value of RSUs is based on the last reported sales price of our Class A common stock on the Nasdaq Stock Market on the grant date. The grant date fair value of PSUs is calculated in accordance with FASB ASC Topic 718 using a Monte Carlo pricing model as set forth in Note 12 of our Consolidated Financial Statements included in the 2018 Form 10-K and is based on the probable outcome of the applicable performance conditions which reflects the target level of performance.

Information Relating to Equity Awards and Holdings

The following table sets forth information regarding outstanding unexercised options and stock units that have not vested and related information for each of our named executive officers as of December 31, 2018.

Outstanding Equity Awards at December 31, 2018

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
John W.Casella	16,954	—	5.54	12/12/2023	—		—	—		—
	35,952	—	12.48	11/16/2026	—		—	—		—
	—	—	—	—	12,658	(1)	360,626	—		—
	—	—	—	—	17,124	(2)	487,863	—		—
	—	—	—	—	15,823	(3)	450,797	—		—
	—	—	—	—	—		—	37,975	(4)	1,081,908
	—	—	—	—	—		—	77,055	(5)	2,195,297
Edmond R. Coletta	20,000	—	4.72	3/4/2020	—		—	—		—
	65,000	—	4.00	12/5/2022	—		—	—		—
	150,000	—	7.17	11/18/2025	—		—	—		—
	17,976	—	12.48	11/16/2026	—		—	—		—
	—	—	—	—	7,384	(1)	210,370	—		—
	—	—	—	—	9,989	(2)	284,587	—		—
	—	—	—	—	9,230	(3)	262,963	—		—
	—	—	—	—	—		—	22,152	(4)	631,110
	—	—	—	—	—		—	44,949	(5)	1,280,597
Edwin D. Johnson	72,466	—	4.00	12/5/2022	—		—	—		—
	50,000	—	5.71	12/10/2023	—		—	—		—
	52,534	—	5.71	12/10/2023	—		—	—		—
	17,976	—	12.48	11/16/2026	—		—	—		—
	—	—	—	—	7,384	(1)	210,370	—		—
	—	—	—	—	9,989	(2)	284,587	—		—
	—	—	—	—	9,230	(3)	262,963	—		—
	—	—	—	—	—		—	22,152	(4)	631,110
	—	—	—	—	—		—	44,949	(5)	1,280,597
David L. Schmitt	8,988	—	12.48	11/16/2026	—		—	—		—
	—	—	—	—	2,110	(1)	60,114	—		—
	—	—	—	—	2,854	(2)	81,310	—		—
	—	—	—	—	2,637	(3)	75,128	—		—
	—	—	—	—	—		—	6,329	(4)	180,313
	—	—	—	—	—		—	12,842	(5)	365,869
Christopher B. Heald	8,988	—	12.48	11/16/2026	—		—	—		—
	—	—	—	—	2,110	(1)	60,114	—		—
	—	—	—	—	2,854	(2)	81,310	—		—
	—	—	—	—	2,637	(3)	75,128	—		—
	—	—	—	—	—		—	6,329	(4)	180,313
	—	—	—	—	—		—	12,842	(5)	365,869

(1)	Represents RSUs granted on March 12, 2018. RSUs vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(2)	Represents RSUs granted on February 28, 2017. RSUs vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(3)	Represents RSUs granted on March 1, 2016. RSUs vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(4)

Represents PSUs granted on March 12, 2018 at the target award level. The PSUs vest based on (i) our level of achievement of Normalized Free Cash Flow and Adjusted EBITDA during the third year of our three-year performance period running from January 1, 2018 to December 31, 2020 and (ii) a Relative TSR multiplier for the period running from January 1, 2018 to December 31, 2020.

(5)

Represents PSUs granted on February 28, 2017 at the target award level. The PSUs vest based on (i) our level of achievement of Normalized Free Cash Flow and Adjusted EBITDA during the third year of our three-year performance period running from January 1, 2017 to December 31, 2019 and (ii) a Relative TSR multiplier for the period running from January 1, 2017 to December 31, 2019.

Option Exercises and Stock Vested During Fiscal 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($)

John W. Casella	37,920	671,563	183,218	5,088,268

Edmond R. Coletta	25,000	481,250	105,793	2,939,392

Edwin D. Johnson	—	—	105,793	2,939,392

David L. Schmitt	—	—	30,230	839,918

Christopher B. Heald	20,000	402,800	30,230	839,918

(1)	Number of shares acquired on exercise of stock options is the gross number of shares exercised.

(2)	Number of shares acquired on vesting of stock awards is the gross number of shares vested.

Potential Payments Upon Termination or Change of Control

Employment Agreements

We have employment agreements with Messrs. John Casella, Johnson, Coletta, Schmitt and Heald, which we entered into as follows: Mr. John Casella: December 8, 1999; Mr. Johnson: July 6, 2010; Mr. Coletta: September 1, 2012; Mr. Schmitt: May 31, 2006; and Mr. Heald: March 1, 2016. Each of Messrs. John Casella’s and Johnson’s employment agreement has an initial term of three years and is automatically renewable for additional one-year terms thereafter unless terminated by either party pursuant to the terms of the agreement. Each of Messrs. Coletta’s, Schmitt’s and Heald’s employment agreement has an initial term of one year and is automatically renewable for additional one-year terms thereafter unless terminated by either party pursuant to the terms of the agreement. In December 2008, we amended our employment agreements with Messrs. John Casella and Schmitt to document compliance with, and, as applicable, exemption from, Section 409A of the Code.

Pursuant to the terms of their employment agreements, each of Messrs. John Casella, Johnson, Coletta, Schmitt and Heald is entitled to a specified annual base salary, subject to adjustment as set forth in the agreement, an annual bonus consisting of cash, stock awards or a combination of cash and stock awards, in an amount determined by the Compensation Committee each fiscal year, and a severance package upon the termination of employment. The base salary and bonus components of their compensation are described above under “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Base Salary” and “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Annual Cash Incentive Compensation”.

Mr. John Casella has agreed not to compete with us for a period of two years after the termination of his employment within 300 miles of any facility operated by us during the term of his employment and not to solicit our customers, accounts or employees for a period of two years after the termination of his employment. Each of Messrs. Johnson, Coletta, Schmitt and Heald has agreed not to compete with us for a period of one year after the termination of his employment within 100 miles of any facility operated by us during the term of his employment and not to solicit our customers, accounts or employees for a period of one year after the termination of his employment. In the event that Mr. John Casella terminates his employment voluntarily and is not entitled to severance, the non-compete provisions of his agreement would not apply unless we continue to pay his base salary and any termination benefits or payments required under his agreement.

In the event Mr. John Casella’s employment is terminated by us other than for cause (as defined below), he will be entitled to payment of an amount equal to (a) three times the sum of (i) the highest annual base salary paid to him at any time prior to his termination and (ii) the higher of the most recent bonus paid to him at any time prior to his termination or 50% of his annual base salary immediately prior to such termination, plus (b) an amount in cash equal to the value of any accrued but unpaid or unused, as applicable, base salary, bonus and vacation. In addition, Mr. John Casella will continue to receive healthcare and other benefits for a period of three years from the date of termination, and any equity grants issued by us to him will become vested in full upon termination without cause. In the event that Mr. John Casella terminates his employment with us for good reason or qualified good reason (as defined below), he will receive the severance payments and benefits described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments and benefits. For the purposes of Mr. John Casella’s employment agreement, “good reason” means the occurrence of (a) a change of control, accompanied by, or followed within the 12-month period after a change of control by (b)(i) the assignment to the employee of any duties inconsistent with his status prior to the change of control, (ii) a material adverse alteration in the nature or status of the employee’s responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, (iii) a material diminution in his base compensation or (iv) a material change in the geographic location at which he must perform services for us. For the purposes of Mr. John Casella’s employment agreement, “qualified good reason” means the occurrence of one of the events under clause (b)(i), (ii) or (iii) of the preceding definition of good reason. In the event Mr. John Casella’s employment is terminated upon his death, his written designee, spouse or estate, as applicable, will be entitled to the severance payments described in the first sentence of this paragraph as well as healthcare and other benefits for a period of one year from the date of death. In the event Mr. John Casella’s employment is terminated by us for disability, he will be entitled to the severance payments described in the first sentence of this paragraph as well as healthcare and other benefits for a period of one year from the date of such termination.

In the event Mr. Coletta’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) the sum of (i) the highest annual base salary paid to him at any time prior to such termination and (ii) his target annual cash incentive compensation opportunity under the Non-Equity Incentive Plan for the fiscal year in which such termination occurs and (b) an amount in cash equal to any accrued but unpaid or unused, as applicable, base salary, bonus and vacation. In addition, Mr. Coletta will continue to receive healthcare and other benefits for a period of one year from the date of termination. Any stock options or equity grants issued by us to Mr. Coletta will become exercisable or vested in full upon termination without cause. In the event that Mr. Coletta terminates his employment for good reason, defined as the assignment of any duties inconsistent with his status as Senior Vice President, Chief Financial Officer and Treasurer, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, a material diminution in his base compensation, or a material change in the geographic location at which he must perform services for us, Mr. Coletta will be entitled to receive the severance payments and benefits described in the preceding three sentences plus an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments and benefits. In the event Mr. Coletta’s employment is terminated upon his death, his written designee, spouse or estate, as applicable, will be entitled to the payments described in the first sentence of this paragraph. In the event Mr. Coletta’s employment is terminated by us for disability, he will be entitled to the severance payments and benefits described in the first two sentences of this paragraph.

In the event Mr. Johnson’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) the sum of (i) two times the highest annual base salary paid to him at any time prior to such termination and (ii) two times his target annual cash incentive compensation opportunity under the Non-Equity Incentive Plan for the fiscal year in which such termination occurs and (b) an amount in cash equal to the value of any accrued but unpaid or unused, as applicable, base salary, bonus and vacation. In addition, Mr. Johnson will continue to receive healthcare and other benefits for a period of two years from the date of termination. Any stock options or equity grants issued by us to Mr. Johnson will become exercisable or vested in full upon termination without cause. In the event that Mr. Johnson terminates his employment with us for good reason, defined as the assignment of any duties inconsistent with his status as President and Chief Operating Officer, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or a material diminution in his compensation, Mr. Johnson will receive the severance payments and benefits described in the preceding three sentences and an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments and benefits. In the event Mr. Johnson’s employment is terminated upon his death, his written designee, spouse or estate, as applicable, will be entitled to the payments described in the first sentence of this paragraph. In the event Mr. Johnson’s employment is terminated by us for disability, he will be entitled to the severance payments and benefits described in the first two sentences of this paragraph.

In the event Mr. Schmitt’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) the sum of (i) the highest annual base salary paid to him at any time prior to such termination and (ii) his target annual cash incentive compensation opportunity under the Non-Equity Incentive Plan for the fiscal year in which such termination occurs and (b) an amount in cash equal to any accrued but unpaid or unused, as applicable, base salary, bonus and vacation. In addition, Mr. Schmitt will continue to receive healthcare and other benefits for a period of one year from the date of termination. Any stock options or equity grants issued by us to Mr. Schmitt will become exercisable or vested in full upon termination without cause. In the event that Mr. Schmitt terminates his employment for good reason, defined as the assignment of any duties inconsistent with his status as Senior Vice President and General Counsel, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or a material diminution in his base compensation, Mr. Schmitt will be entitled to receive the severance payments and benefits described in the preceding three sentences plus an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments and benefits. In the event Mr. Schmitt’s employment is terminated upon his death, his written designee, spouse or estate, as applicable, will be entitled to the payments described in the first sentence of this paragraph. In the event Mr. Schmitt’s employment is terminated by us for disability, he will be entitled to the severance payments and benefits described in the first two sentences of this paragraph.

In the event Mr. Heald’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) the sum of (i) the highest annual base salary paid to him at any time prior to such termination and (ii) his target annual cash incentive compensation opportunity under the Non-Equity Incentive Plan for the fiscal year in which such termination occurs and (b) an amount in cash equal to any accrued but unpaid or unused, applicable, base salary and vacation and a bonus relating to the prior fiscal year which, as of the date of termination, has been determined by us pursuant to his agreement but not yet paid prior to the date of termination. In addition, Mr. Heald will continue to receive healthcare benefits for a period of one year from the date of termination. Any stock options or equity grants issued by us to Mr. Heald will become exercisable or vested in full upon termination without cause. In the event that Mr. Heald terminates his employment for good reason, defined as the assignment of any duties inconsistent with his status as Vice President and Chief

Accounting Officer, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, a material diminution in his base compensation, or a material change in the geographic location at which he must perform services for us, Mr. Heald will be entitled to receive the severance payments and benefits described in the preceding three sentences. In the event Mr. Heald’s employment is terminated upon his death, his written designee, spouse or estate, as applicable, will be entitled to the payments described in the first sentence of this paragraph. In the event Mr. Heald’s employment is terminated by us for disability, he will be entitled to the severance payments and benefits described in the first two sentences of this paragraph.

For purposes of each agreement discussed above, “cause” means the discharge of the employee resulting from (a) a conviction of a crime involving us; (b) an act or omission which has a material adverse effect on us; (c) fraud, misappropriation or embezzlement; or (d) the breach in any material respect of the material terms and provisions of the agreement.

The severance benefits described above were extended to Messrs. John Casella, Coletta and Heald as an inducement to their decisions to continue to remain employed by us and, in the case of Messrs. Johnson and Schmitt, as an inducement to accept employment with us. At the time each of such agreements was entered into, our Board considered a number of factors, including severance arrangements offered by comparable companies, the importance of the respective employee to our ongoing success and the benefits of receiving a non-competition and non-solicitation covenant from the respective employee in exchange for the agreed severance. The Compensation Committee considers the severance benefits to be separate from the compensation payable to employees for their ongoing services and accordingly does not consider the value of the severance package when setting current compensation.

Equity Award Agreements

Under the terms of each named executive officer’s restricted stock unit agreements under our 2006 Stock Incentive Plan (other than Mr. Heald’s restricted stock unit agreements for RSUs granted to him prior to 2016), (a) if the named executive officer’s employment is terminated as a result of the officer’s death or disability, or by the Company without Cause (as defined in the applicable restricted stock unit agreement), then all unvested RSUs will vest immediately and (b) upon a Change in Control (as defined in the applicable restricted stock unit agreement), all unvested RSUs will vest immediately. Under the terms of each named executive officer’s restricted stock unit agreements under our 2016 Incentive Plan, if the named executive officer’s employment is terminated as a result of the officer’s death or disability, by the Company without Cause or by the officer for Good Reason (as such terms are defined in the applicable restricted stock unit agreement) or by the Company without Cause on or prior to the first anniversary of the date of consummation of a Change in Control Event (as defined in our 2016 Incentive Plan), then all unvested RSUs will vest immediately.

Under the terms of each named executive officer’s performance-based stock unit agreements under our 2016 Incentive Plan, if the named executive officer’s employment is terminated by the Company without Cause or by the officer for Good Reason (as such terms are defined in the applicable performance-based stock unit agreement) during the performance period, then notwithstanding anything to the contrary in any employment, severance or other agreement between the named executive officer and the Company, the PSU award will remain outstanding and vest as set forth in the applicable performance-based stock unit agreement as if the officer had remained employed by the Company through the end of the performance period. Upon the occurrence of a Change in Control Event (as defined in our 2016 Incentive Plan), the acquiring or succeeding entity will assume each outstanding PSU such that, following the consummation of the Change in Control Event, the PSU will confer the officer with the right to receive, for each share of Class A common stock subject to the award, the consideration received by each holder of Class A common stock immediately prior to the Change in Control Event, or replacement award, provided that (a) the vesting of such replacement award shall only be subject to the continued service requirement in the applicable performance-based stock unit agreement through the end of the performance period and will not be subject to achievement of the performance goals set forth in the agreement and (b) the amount of cash, securities or other property subject to such replacement award will be determined assuming that the number of shares subject to the PSU is equal to the greater of (i) the Target Number of Shares (as defined in the applicable performance-based stock unit agreement) and (ii) such number of shares as the Compensation Committee will determine in its sole discretion exercised in good faith based upon the projected level of achievement of the applicable performance goals for the performance period. In the event that the officer’s employment is terminated by either the Company or its successor without Cause or by the officer for Good Reason, in either case within twelve months following a Change in Control Event, the remaining unvested portion of the replacement award will become vested as of the date of the officer’s termination of employment. In the event that the acquiring or succeeding entity refuses to assume the PSUs and grant replacement awards in connection with a Change in Control Event, the PSU award will become vested, immediately prior to the Change in Control Event, with respect to a number of shares equal to the greater of (i) the Target Number of Shares and (ii) such number of shares as the Compensation Committee shall determine in its sole discretion exercised in good faith based upon the projected level of achievement of the applicable performance goals for the performance period. If an officer dies or is disabled prior to the end of the performance period, then the PSUs will vest as to a number of shares equal to the greater of the Target Number of Shares for the performance period and such number of shares as the Compensation Committee will determine in its sole discretion exercised in good faith based upon the projected level of achievement of the applicable performance goals for the performance period as if the death or disability had not occurred.

Summary of Potential Payments Upon Termination or Change of Control as of December 31, 2018

The following table quantifies the amounts that would be payable to our named executive officers upon termination of their employment under the circumstances described above under “Employment Agreements”, “Equity Award Agreements” and a change in control of the Company. We calculated the amounts shown based upon each such named executive officer’s employment agreement and equity award agreements, as applicable, described above and upon the hypothetical assumption that each named executive officer’s employment terminated effective December 31, 2018.

	Termination Without Cause
Name	Cash Payments ($) (1)	Value of Benefits ($) (2)	Value of RSUs with Accelerated Vesting ($)

John W. Casella	4,739,175	96,525	1,299,286

Edmond R. Coletta	632,145	22,330	757,919

Edwin D. Johnson	1,528,470	52,908	757,919

David L. Schmitt	553,350	25,590	216,552

Christopher B. Heald	321,300	24,816	216,552

	Termination for Good Reason
Name	Cash Payments ($) (1)	Value of Benefits ($) (2)	Value of RSUs with Accelerated Vesting ($)

John W. Casella	4,739,175	96,525	1,299,286

Edmond R. Coletta	632,145	22,330	757,919

Edwin D. Johnson	1,528,470	52,908	757,919

David L. Schmitt	553,350	25,590	216,552

Christopher B. Heald	321,300	24,816	216,552

	Immediately upon a Change in Control	Change in Control with Termination Without Cause or for Good Reason
Name	Value of RSUs with Accelerated Vesting ($)	Cash Payments ($) (1)	Value of Benefits ($) (2)	Tax Reimbursement ($) (3)	Value of RSUs and PSUs with Accelerated Vesting ($) (4)

John W. Casella	1,299,286	4,739,175	96,525	4,587,845	4,576,491

Edmond R. Coletta	757,919	632,145	22,330	1,329,344	2,669,627

Edwin D. Johnson	757,919	1,528,470	52,908	—	2,669,627

David L. Schmitt	216,552	553,350	25,590	—	762,734

Christopher B. Heald	216,552	321,300	24,816	—	762,734

	Termination for Disability
Name	Cash Payments ($) (1)	Value of Benefits ($) (2)	Value of RSUs and PSUs with Accelerated Vesting ($) (4)

John W. Casella	4,739,175	32,175	4,576,491

Edmond R. Coletta	632,145	22,330	2,669,627

Edwin D. Johnson	1,528,470	52,908	2,669,627

David L. Schmitt	553,350	25,590	762,734

Christopher B. Heald	321,300	24,816	762,734

	Automatically Upon Death
Name	Cash Payments ($) (1)	Value of Benefits ($) (2)	Value of RSUs and PSUs with Accelerated Vesting ($) (4)

John W. Casella	4,739,175	32,175	4,576,491

Edmond R. Coletta	632,145	—	2,669,627

Edwin D. Johnson	1,528,470	—	2,669,627

David L. Schmitt	553,350	—	762,734

Christopher B. Heald	321,300	—	762,734

(1)

The amounts in this column reflect payments, as described above, equal to a multiple of annual base salary in effect on December 31, 2018, and a bonus or other amount equal to a percentage of the base salary or annual cash incentive compensation for each named executive officer in accordance with the terms of his employment agreement.

(2)

The amounts in this column reflect payments for monthly COBRA premiums for continued health, dental and vision coverage, as well as payments for life insurance premiums for Messrs. John Casella, Coletta, Johnson and Schmitt as of December 31, 2018 and payments for monthly COBRA premiums for continued health and dental coverage for Mr. Heald as of December 31, 2018. For Mr. John Casella,

payment of these benefits will continue for a period of three years, for each of Messrs. Coletta, Schmitt and Heald, a period of one year and for Mr. Johnson, a period of two years from the date of termination.

(3)

The amounts in this column reflect additional payments intended to compensate the named executive officers for excise taxes under Section 4999 of the Code payable in connection with severance payments and benefits in accordance with the terms of their employment agreements, other than Mr. Heald’s employment agreement which does not provide for such a payment. Such payments will only be received by a named executive officer in the event of the termination of employment by the named executive officer for good reason following a change in control of the Company.

(4)

The value of accelerated unvested RSUs is based on the last reported sales price of our Class A common stock on the Nasdaq Stock Market on the last trading day of fiscal 2018 multiplied by the number of accelerated units. The value of accelerated unvested PSUs is based on the last reported sales price of our Class A common stock on the Nasdaq Stock Market on the last trading day of fiscal 2018 multiplied by the Target Number of Shares (as defined in the applicable performance-based stock unit agreement).

CEO Pay Ratio

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. Our Chief Executive Officer’s annual total compensation for 2018 was $2,522,803, as disclosed in the Summary Compensation Table appearing on page 40. The annual total compensation for our median employee (other than our Chief Executive Officer) for 2018 was $43,248. Based on the foregoing, we estimate that our Chief Executive Officer’s annual total compensation was approximately 58 times that of the median of the annual total compensation of all other employees.

Since we identified our median employee for 2017, there have been no changes to our employee population or employee compensation arrangements during 2018 that we believe would significantly impact our pay ratio disclosure and require us to identify a new median employee for 2018. However, we determined that it would no longer be appropriate to use the median employee identified in 2017 as the median employee in 2018 because the original median employee is no longer employed by the Company. Accordingly, as permitted by SEC rules, we identified another median employee for 2018 whose compensation is substantially similar to the original median employee based on the compensation measure that we used to select the original median employee in 2017. After identifying such median employee for 2018, we estimated the annual total compensation for that employee by applying the same rules as used for determining total compensation for our Chief Executive Officer in the Summary Compensation Table.

Director Compensation

We compensate our directors who are not our employees or employees of our subsidiaries. Accordingly, Mr. John Casella, who serves as our Chief Executive Officer, and Mr. Douglas Casella, who serves as President of Casella Waste Management, Inc., our wholly-owned subsidiary, do not receive any additional compensation for their service as directors.

The Compensation Committee periodically reviews the compensation of our non-employee directors. We seek to attract exceptional talent to our Board and therefore, our policy is to compensate our directors competitively relative to comparable companies. Our Board believes that it is appropriate for the chairs and members of the committees of our Board to receive additional compensation for their services in those positions.

Cash Compensation

In fiscal 2018, our non-employee directors were entitled to receive cash fees in consideration of their Board service as follows:

• Annual retainer fee for service on our Board	$55,000
• Additional annual retainer fee for service as Audit Committee Chair	$17,500
• Additional annual retainer fee for service as Compensation Committee Chair	$10,000
• Additional annual retainer fee for service as Nominations and Governance Committee Chair	$7,500
• Additional annual retainer fee for service as Lead Director	$75,000

Our non-employee directors are entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending Board meetings and meetings of committees on which he or she serves. Directors who begin their Board service during the year receive a pro-rata portion of the applicable retainer fees. In fiscal 2018, Mr. Peters also received a monthly payment of $3,125 in consideration of his monthly meetings with members of management on behalf of the Board.

During fiscal 2018, the Compensation Committee undertook a review of non-employee director compensation and retained Pay Governance to assist the Committee with its review. In order to ensure competitiveness of our director compensation program with the prevailing practices among similarly situated and similarly sized companies, the Compensation Committee recommended to the Board, and the Board approved, increases in the annual retainer fees for service on our Board and as the Chair of each of the Board’s committees, new annual retainer fees for service as members of Board committees and a decrease in the annual retainer fee for service as Lead Director. Our non-employee directors will receive the following cash compensation for service on our Board, effective with the fiscal year ending December 31, 2019:

• Annual retainer fee for service on our Board	$65,000
• Additional annual retainer fee for service as Audit Committee Chair	$20,000
• Additional annual retainer fee for service as Compensation Committee Chair	$15,000
• Additional annual retainer fee for service as Nominations and Governance Committee Chair	$10,000
• Additional annual retainer fee for service as non-Chair member of Audit Committee	$10,000
• Additional annual retainer fee for service as non-Chair member of Compensation Committee	$7,000
• Additional annual retainer fee for service as non-Chair member of Nominations and Governance Committee	$5,000
• Additional annual retainer fee for service as Lead Director	$37,500

Equity Compensation

Each new non-employee director receives a grant of shares of restricted Class A common stock on the date of such director’s initial election to our Board having a value on the date of grant of approximately $50,000, which vests in three equal annual installments beginning on the first anniversary of the date of grant. Each incumbent non-employee director, other than non-employee directors who were initially elected to our Board at any time after the prior year’s annual meeting of stockholders, receives on the date of each annual meeting of stockholders an RSU award, which vests in full on the first anniversary of the date of grant. In fiscal 2018, each incumbent non-employee director received on the date of the 2018 Annual Meeting of Stockholders, an award consisting of the number of RSUs having a value on the date of grant of approximately $65,000. In connection with its review of non-employee director compensation in fiscal 2018 as described above, our Compensation Committee recommended to the Board, and the Board approved, an increase in the value of the annual equity grant to incumbent non-employee directors from $65,000 to $100,000, effective beginning the fiscal year ending December 31, 2019.

Our Board has adopted stock ownership guidelines for our non-employee directors that require each non-employee director to attain a share ownership level of our Class A common stock equal to three times the amount of the annual retainer fee for service on our Board. Each non-employee director is required to attain such ownership levels by the third annual meeting of stockholders following the first annual meeting of stockholders at which such non-employee director is elected to our Board.

The following table provides compensation information for fiscal 2018 for each of our non-employee directors.

Non-Employee Director Compensation for Fiscal 2018

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2) (3)	Total ($)

Michael K. Burke	55,000	64,995	119,995

James F. Callahan, Jr.	72,500	64,995	137,495

Joseph G. Doody	65,000	64,995	129,995

William P. Hulligan	55,000	64,995	119,995

James E. O’Connor	130,000	64,995	194,995

Emily Nagle Green	55,000	64,995	119,995

Gregory B. Peters	100,000	64,995	164,995

(1)

Excludes Mr. John Casella, our Chief Executive Officer and Chairman of our Board, who does not receive compensation for his services as director and whose compensation as a named executive officer is reported in the Summary Compensation Table above, and Mr. Doug Casella, the Vice Chairman of our Board and President of Casella Waste Management, Inc., our wholly-owned subsidiary, who does not receive compensation for his services as director.

(2)

Amounts shown in this column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSUs granted in fiscal 2018 under our 2016 Incentive Plan for service on our Board. RSUs were granted at the fair market value as of the date of the grant, based upon the last reported sale price of our Class A common stock on the Nasdaq Stock Market. The RSUs vest in full on the first anniversary of the date of grant. The individual RSU awards reflected in the compensation table above are summarized below.

Name	Grant Date	Number of RSUs Granted in Fiscal 2018 (#)	Grant Date Fair Value of Awards Granted in Fiscal 2018 ($)

Michael K. Burke	6/1/2018	2,724	64,995

James F. Callahan, Jr.	6/1/2018	2,724	64,995

Joseph G. Doody	6/1/2018	2,724	64,995

William P. Hulligan	6/1/2018	2,724	64,995

Emily Nagle Green	6/1/2018	2,724	64,995

James E. O’Connor	6/1/2018	2,724	64,995

Gregory B. Peters	6/1/2018	2,724	64,995

(3)	As of December 31, 2018, our non-employee directors held the following aggregate number of unvested shares of restricted stock and unvested RSUs as of such date:

Name	Number of Unvested Shares of Restricted Stock (#)	Number of Unvested RSUs (#)

Michael K. Burke	1,336	2,724

James F. Callahan, Jr.	1,336	2,724

Joseph G. Doody	1,336	2,724

William P. Hulligan	1,336	2,724

Emily Nagle Green	1,336	2,724

James E. O’Connor	1,336	2,724

Gregory B. Peters	1,336	2,724

We have entered into or engaged in certain transactions with our directors or affiliates of our directors. See “Corporate Governance – Certain Relationships and Related Person Transactions.”

OWNERSHIP OF OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of March 31, 2019 information regarding the beneficial ownership of our capital voting stock by (a) each person or entity known by us to beneficially own more than 5% of any class of our common stock, (b) our directors and director nominees, (c) our named executive officers and (d) our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Shares of Class A common stock that an individual or entity has a right to acquire within 60 days after March 31, 2019, including pursuant to options to purchase Class A common stock, Class B common stock convertible into Class A common stock and restricted stock unit awards subject to vesting, are included in the number of shares of Class A common stock beneficially owned by the person or entity and are deemed outstanding for purposes of computing the percentage of beneficial ownership owned by the person or entity, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Each share of Class B common stock is convertible at the discretion of the holder thereof into one share of Class A common stock. As of March 31, 2019, a total of 46,252,010 shares of Class A common stock were outstanding and a total of 988,200 shares of Class B common stock were outstanding. Except as otherwise indicated by footnote, we believe that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each beneficial owner listed in the table is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

	Class A Common Stock		Class B Common Stock		Combined Voting Percentage (1)
Name of Beneficial Owner	# of Shares	% of Class	# of Shares	% of Class
5% Stockholders

Renaissance Technologies LLC (2) 800 Third Avenue New York, NY 10022	3,203,700	6.93%	—	—	5.71%

BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	2,827,603	6.11%	—	—	5.04%

Executive Officers and Directors

John W. Casella (4)	934,522	2.00%	494,100	50.0%	9.58%

Edmond R. Coletta (5)	394,236	*	—	—	*

Edwin D. Johnson (6)	519,828	1.12%	—	—	*

David L. Schmitt (7)	40,663	*	—	—	*

Christopher B. Heald (8)	71,940	*	—	—	*

Michael K. Burke	47,992	*	—	—	*

James F. Callahan, Jr. (9)	122,801	*	—	—	*

Douglas R. Casella (10)	1,162,467	2.49%	494,100	50.0%	9.99%

Joseph Doody	91,407	*	—	—	*

	Class A Common Stock		Class B Common Stock		Combined Voting Percentage (1)
Name of Beneficial Owner	# of Shares	% of Class	# of Shares	% of Class

William P. Hulligan (11)	46,760	*	—	—	*

Emily Nagle Green	28,217	*	—	—	*

James E. O’Connor (12)	27,339	*	—	—	*

Gregory B. Peters	85,291	*	—	—	*

Executive officers and directors as a group (13 people) (13)	3,573,463	7.48%	988,200	100.0%	22.01%

*	Represents less than 1% of the outstanding shares of the respective class of our voting stock and/or less than 1% of total ownership of equity securities.

(1)

This column represents voting power rather than percentage of equity interest as each share of Class A common stock is entitled to one vote, while each share of Class B common stock is entitled to ten votes. Combined, the Class A common stock (46,252,010 votes) and the Class B common stock (9,882,000 votes) entitle their holders to an aggregate of 56,134,010 votes as of March 31, 2019. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

(2)

We obtained information regarding beneficial ownership of these shares solely from Amendment No. 1 to Schedule 13G that was filed with the SEC by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation on February 13, 2019. Each of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation reports sole voting power with respect to 3,203,700 shares and sole dispositive power with respect to 3,203,700 shares.

(3)

We obtained information regarding beneficial ownership of these shares solely from Amendment No. 8 to Schedule 13G that was filed with the SEC by BlackRock, Inc. (“BlackRock”) on February 4, 2019. BlackRock reports sole voting power with respect to 2,727,533 shares and sole dispositive power with respect to 2,827,603 shares.

(4)

Consists of (a) 386,822 shares of Class A common stock, (b) 52,906 shares of Class A common stock issuable to Mr. John Casella pursuant to stock options exercisable within 60 days of March 31, 2019, (c) 694 shares of Class A common stock held by Mr. John Casella’s spouse and (d) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(5)	Consists of (a) 141,260 shares of Class A common stock and (b) 252,976 shares of Class A common stock issuable to Mr. Coletta pursuant to stock options exercisable within 60 days of March 31, 2019.

(6)	Consists of (a) 326,852 shares of Class A common stock and (b) 192,976 shares of Class A common stock issuable to Mr. Johnson pursuant to stock options exercisable within 60 days of March 31, 2019.

(7)	Consists of (a) 31,675 shares of Class A common stock and (b) 8,988 shares of Class A common stock issuable to Mr. Schmitt pursuant to stock options exercisable within 60 days of March 31, 2019.

(8)	Consists of (a) 62,952 shares of Class A common stock and (b) 8,988 shares of Class A common stock issuable to Mr. Heald pursuant to stock options exercisable within 60 days of March 31, 2019.

(9)	Includes 54,789 shares of Class A common stock held by the James F. Callahan, Jr. 1998 Trust, of which Mr. Callahan and his spouse are trustees.

(10)

Consists of (a) 668,367 shares of Class A common stock and (b) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(11)	Consists of 46,760 shares of Class A common stock held by the William P. Hulligan Revocable Trust, of which Mr. Hulligan is trustee.

(12)	Includes 10,000 shares of Class A common stock held by the James E. O’Connor Revocable Trust, of which Mr. O’Connor is trustee.

(13)

Consists of (a) 2,068,429 shares of Class A common stock, (b) 516,834 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2019 and (c) 988,200 shares of Class A common stock issuable upon the conversion of Class B common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our Class A common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A common stock and other equity securities. Based solely on a review of copies of reports filed pursuant to Section 16(a) and representations made by persons required to file such reports, we believe that during fiscal 2018, our officers, directors and greater than 10% beneficial owners timely filed all reports they were required to file under Section 16(a).

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Second Amended and Restated Certificate of Incorporation provides for a classified Board. Our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

Our Board currently consists of nine members, divided into three classes as follows:

•	Class I is comprised of Michael K. Burke, James F. Callahan, Jr. and Douglas R. Casella, each with a term ending at the 2019 Annual Meeting;

•	Class II is comprised of Joseph G. Doody, Emily Nagle Green and Gregory B. Peters, each with a term ending at the 2020 Annual Meeting of Stockholders; and

•	Class III is comprised of John W. Casella, William P. Hulligan and James E. O’Connor, each with a term ending at the 2021 Annual Meeting of Stockholders.

Messrs. Burke, Callahan and Douglas Casella are current Class I directors whose terms expire at the 2019 Annual Meeting. Messrs. Burke, Callahan and Douglas Casella are each nominated for re-election as a Class I director, each to serve for a term ending at the 2022 Annual Meeting of Stockholders and until his or her respective successor has been duly elected and qualified. Each of our three (3) director nominees was recommended by the Nominations and Governance Committee to the Board, which unanimously approved their nomination. The recommendations of our Board are based on its carefully considered judgment and the Board’s belief that the experience, record and qualifications of each of its nominees make them the best candidates to serve on the Board.

The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of shares of Class A common stock and Class B common stock, voting together as a class, in person or by proxy, at the 2019 Annual Meeting is required to elect each nominee as a director. A withhold vote for a director nominee and broker non-votes, if any, will be counted as present for purposes of determining the presence of a quorum at the meeting but will not counted as a vote cast. Banks, brokers and other nominees holding shares in “street name” are not entitled to vote on the proposal unless instructed by the beneficial owner.

We have adopted a majority vote resignation policy, pursuant to which, in an uncontested election of directors, any nominee who is an incumbent director and who does not receive more votes “for” his or her election than votes “withheld” from his or her election will be required to offer his or her resignation to our Board. In such an event, our Board, acting upon the recommendation of the Nominations and Governance Committee or other committee of independent directors, will take action with respect to the offered recommendation, which could range from accepting the resignation, maintaining the director but addressing what the committee believes to be the underlying cause of the “withheld” votes, or resolving that the director will not be re-nominated in the future for election, to rejecting the resignation. Following the Board’s determination, the Company will promptly publicly disclose the Board’s decision of whether or not to accept the resignation offer and an explanation of how the decision was reached. The election of directors at the 2019 Annual Meeting will be uncontested. Accordingly, the majority vote resignation policy would apply at the 2019 Annual Meeting.

Unless contrary instructions are provided on the proxy card, the persons named as proxies will, upon receipt of a properly executed proxy, vote for the election of Messrs. Burke, Callahan and Douglas Casella as Class I directors for a term expiring at the 2022 Annual Meeting of Stockholders, each such nominee to hold office until his or her respective successor has been duly elected and qualified. Each of the nominees has consented to being named in this proxy statement and to serve on our Board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board. We do not contemplate that any of the nominees will be unable to serve if elected.

BOARD RECOMMENDATION

Our Board unanimously recommends a vote “FOR” the election of Michael K. Burke, James F. Callahan, Jr. and Douglas R. Casella as Class I directors.

PROPOSAL 2 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Section 14A of the Exchange Act also requires us to submit a non-binding, advisory resolution to stockholders at least once every six years to determine whether advisory votes on executive compensation paid to our named executive officers should be held every one, two or three years. At the 2017 Annual Meeting of Stockholders, stockholders approved, on an advisory basis, an annual advisory vote on the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on the compensation of our named executive officers every year.

We encourage stockholders to read the “Executive Compensation” section of this proxy statement beginning with the “Compensation Discussion and Analysis” on page 29, which describes in detail our executive compensation programs and the decisions made by the Compensation Committee and our Board with respect to fiscal 2018.

As we describe in the “Compensation Discussion and Analysis,” we maintain an executive compensation program that is designed to deliver competitive total compensation linked to the achievement of performance objectives and to attract, motivate and retain qualified and talented executives, who are critical to our success, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. The goal of the Compensation Committee is to ensure that our executive compensation program is aligned with the interests of our stockholders and our business goals in order to attain our ultimate objective of increasing stockholder value. We believe that, consistent with these goals, the total compensation paid to each of our named executive officers is fair, reasonable and competitive. Further, we believe our program does not encourage excessive risk-taking by management. Annual compensation decisions for executive officers are made by our Compensation Committee based on the achievement of specified performance goals as described under “Compensation Discussion and Analysis.”

Our Board is asking stockholders to approve an advisory vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers of Casella Waste Systems, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement of Casella Waste Systems, Inc., is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our Board (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, the Compensation Committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Unless otherwise indicated on your proxy, your shares will be voted “FOR” the approval of the compensation of our named executive officers. If your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 2.

BOARD RECOMMENDATION

Our Board unanimously recommends that you vote to approve the compensation of our named executive officers by voting “FOR” Proposal 2.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee appointed RSM US LLP, an independent registered public accounting firm, to audit our books, records and accounts for the fiscal year ending December 31, 2019. The appointment of RSM US LLP is being presented to the stockholders for ratification at the 2019 Annual Meeting.

RSM US LLP has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of RSM US LLP are expected to be present at the 2019 Annual Meeting and will be given the opportunity to make a statement on their firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

RSM US LLP served as our independent auditors for fiscal 2018 and fiscal 2017. A summary of the fees billed for services rendered by RSM US LLP in fiscal 2018 and fiscal 2017 is set forth in the table below.

	Period	Audit Fees (1)	Audit Related Fees (2)	Tax Fees	All Other Fees (3)	Total Fees
RSM US LLP	Fiscal 2018	$1,571,736	$23,630	$—	$—	$1,595,366
RSM US LLP	Fiscal 2017	$1,290,662	$23,580	$—	$28,786	$1,343,028

(1)

Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. This amount includes reimbursement of out of pocket costs in fiscal 2018 and fiscal 2017 of $65,361 and $64,962, respectively.

(2)

Audit related fees consist of fees billed for the audit of our 401(k) benefit plan. This amount includes reimbursement of out of pocket costs in fiscal 2018 and fiscal 2017 of $2,000 and $2,362, respectively.

(3)

Consists of fees billed for all other services provided by RSM US LLP related to enterprise risk management in fiscal 2017. This amount includes reimbursement of out-of-pocket costs in fiscal 2017 of $1,272.

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditors. This policy generally provides that we will not engage an independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

The Audit Committee pre-approved 100% of the audit and non-audit services performed by our independent auditors in fiscal 2018 and fiscal 2017. No services were approved pursuant to the de minimis exception to the Audit Committee pre-approval requirements.

Unless otherwise indicated on your proxy, your shares will be voted “FOR” the ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending December 31, 2019. Although we are not required to submit the appointment to a vote of the stockholders, our Board believes it is appropriate as a matter of good corporate governance to request that the stockholders ratify the appointment of RSM US LLP as our independent auditors. If our stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain RSM US LLP or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board and the Audit Committee, in their discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

BOARD RECOMMENDATION

Our Board unanimously recommends that you vote to approve the ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending December 31, 2019 by voting “FOR” Proposal 3.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2020 ANNUAL MEETING OF

STOCKHOLDERS

Pursuant to Rule 14a-8 of the Exchange Act, any proposal that a stockholder intends to present at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), for inclusion in the proxy statement for the 2020 Annual Meeting, must be submitted to the attention of the Corporate Secretary at our offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than December 28, 2019. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery.

In addition, our By-Laws require that we be given advance written notice for nominations for election to our Board and of other business that stockholders wish to present for consideration at an annual meeting of stockholders (other than those proposals of business intended to be included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). The required notice must be delivered by the stockholder and received by our Corporate Secretary at our principal offices and must otherwise meet the requirements set forth in our By-Laws. The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary at our principal offices, and received by March 6, 2020, but not before February 5, 2020, which is not less than 90 days nor more than 120 days prior to the anniversary date of the 2019 Annual Meeting. However, in the event that the 2020 Annual Meeting is scheduled to be held on a date before May 15, 2020, or after August 3, 2020, which are dates 20 days before or 60 days after the anniversary date of the 2019 Annual Meeting, then such advance notice must be received by us not earlier than the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the later of (1) the 90th day prior to the 2020 Annual Meeting and (2) the 10th day following the day on which notice of the date of the 2020 Annual Meeting is mailed or public disclosure of the date of the 2020 Annual Meeting is made, whichever first occurs.

If a stockholder who wishes to present a proposal before the 2020 Annual Meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required date, the proxies that our Board solicits for the 2020 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Investor Relations, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, 1-802-775-0325. If you would like to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

Our 2018 Annual Report is available at www.casella.com under the heading entitled “Investor Relations.” Stockholders may request a copy of our Annual Report on Form 10-K for fiscal 2018 filed with the SEC (without exhibits) free of charge upon written request to: Casella Waste Systems, Inc., Attn: Investor Relations, 25 Greens Hill Lane, Rutland, VT 05701.

OTHER MATTERS

Our Board knows of no other business which will be presented for consideration at the 2019 Annual Meeting other than that described above. However, if any other business should come before the 2019 Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

APPENDIX A

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Non-GAAP Reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net (Loss) Income

	Fiscal year ended Dec. 31, 2015	Fiscal year ended Dec. 31, 2016	Fiscal year ended Dec. 31, 2017	Fiscal year ended Dec. 31, 2018
Revenue	$546,500	$565,030	$599,309	$660,660
Net (loss) income	$(11,781)	$(6,858)	$(21,799)	$6,420
Loss on disposal of discontinued operations, net	—	—	—	—
Income from discontinued operations, net	—	—	—	—
Provision (benefit) for income taxes	1,351	494	(15,253)	(384)
Other income	(1,119)	(1,090)	(935)	(745)
Loss on derivative instruments	227	—	—	—
Loss (income) from equity method investments	—	—	—	—
(Gain) loss on sale of equity method investment	—	—	—	—
Impairment of investments	2,099	—	—	1,069
Loss on debt extinguishment	999	13,747	517	7,352
Interest expense, net	40,090	38,652	24,887	26,021
Southbridge Landfill closure charge, net	—	—	65,183	8,054
Gain on settlement of acquisition related contingent consideration	—	—	—	—
Expense from acquisition activities and other items	—	—	176	1,872
Severance and reorganization costs	302	—	—	—
Environmental remediation charge	—	900	—	—
Development project charge	—	—	—	311
Divestiture transactions	(5,517)	—	—	—
Contract settlement charge	1,940	—	—	2,100
Depreciation and amortization	62,704	61,856	62,102	70,508
Fiscal year-end transition costs	—	—	—	—
Proxy contest costs	1,902	—	—	—
Depletion of landfill operating lease obligations	9,428	9,295	9,646	9,724
Interest accretion on landfill and environmental remediation liabilities	3,449	3,606	4,482	5,708

Adjusted EBITDA	$106,074	$120,602	$129,006	$138,010

Depreciation and amortization	(62,704)	(61,856)	(62,102)	(70,508)
Depletion of landfill operating lease obligations	(9,428)	(9,295)	(9,646)	(9,724)
Interest accretion on landfill and environmental remediation liabilities	(3,449)	(3,606)	(4,482)	(5,708)

Adjusted Operating Income	$30,493	$45,845	$52,776	$52,070

Net (loss) income Margin (%)	-2.2%	-1.2%	-3.6%	1.0%
Adjusted EBITDA Margin (%)	19.4%	21.3%	21.5%	20.9%
Adjusted Operating Income Margin (%)	5.6%	8.1%	8.8%	7.9%

Non-GAAP Reconciliation of Free Cash Flow and Normalized Free Cash Flow to Net Cash Provided by Operating Activities

	Fiscal year ended Dec. 31, 2015	Fiscal year ended Dec. 31, 2016	Fiscal year ended Dec. 31, 2017	Fiscal year ended Dec. 31, 2018
Net Cash Provided By Operating Activities	$70,507	$80,434	$107,538	$120,834
Capital expenditures	(49,995)	(54,238)	(64,862)	(73,232)
Payments on landfill operating lease contracts	(5,385)	(7,249)	(7,240)	(7,415)
Proceeds from sale of property and equipment	715	1,362	711	870
Proceeds from divestiture transactions	5,335	—	—	—
Proceeds from property insurance settlement	546	—	—	992
Distribution to noncontrolling interest holders	(1,495)	—	—	—

Free Cash Flow	$20,228	$20,309	$36,147	$42,049
Landfill closure, site improvement and remediation expenditures (i)	1,447	—	2,182	(2,827)
Cash proceeds, net from CARES dissolution (ii)	(3,055)	—	—	—
Interest payment on redemption of senior subordinated notes (iii)	—	6,770	—	—
Contract settlement costs (iv)	—	—	—	2,100
Cash outflows related to acquisitions and other items (v)	—	—	—	1,329
Non-recurring capital expenditures (vi)	—	38	469	4,402

Normalized Free Cash Flow	$18,620	$27,117	$38,798	$47,053

(i)

Cash outflows in FYE 12/31/15 associated with: Worcester landfill capping, BioFuels site improvement, Maine Energy decommissioning, demolition & site remediation. Cash inflows and cash outflows in FYE 12/31/17 and FYE 12/31/18 associated with the Southbridge Landfill closure.

(ii)	Includes cash proceeds and cash distribution associated with the dissolution of CARES.

(iii)	Includes interest payment required upon redemption of the senior subordinated notes.

(iv)	Includes a contract settlement cash outlay associated with exiting a contract.

(v)	Includes cash outflows associated with acquisition activities and other items.

(vi)	Includes capital expenditures related to acquisitions or assumption of new customers from a distressed or defunct market participant.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, the Southbridge Landfill closure charge, net, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP financial measure. Adjusted EBITDA Margin, which is a non-GAAP financial measure, is calculated by dividing Adjusted EBITDA by revenue.

The Company also discloses earnings before interest and taxes, adjusted for the Southbridge Landfill closure charge, net, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP financial measure. Adjusted Operating Income Margin, which is a non-GAAP financial measure, is calculated by dividing Adjusted Operating Income by revenue.

The Company also discloses net cash provided by operating activities, less capital expenditures, less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders, plus certain cash outflows associated with landfill closure, site improvement and remediation expenditures, plus certain cash outflows associated with new contract and project capital expenditures, (less) plus cash (inflows) outflows associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions (“Normalized Free Cash Flow”), which is a non-GAAP financial measure.

Adjusted EBITDA and Adjusted Operating Income are reconciled to net (loss) income; Adjusted EBITDA Margin and Adjusted Operating Income Margin are reconciled to net (loss) income margin; Normalized Free Cash Flow is reconciled to net cash provided by operating activities.

The Company presents Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin and Normalized Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP financial measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin and Normalized Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. Certain of the non-GAAP financial measures described above are also used as compensation performance measures, as further discussed in “Compensation Discussion and Analysis.”

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin and Normalized Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin and Normalized Free Cash Flow presented by other companies.

Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59pm, Eastern Time, on June 3, 2019.
Online Go to www.investorvote.com/CWST or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CWST

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. To elect the following nominees as Class I directors of the Company to serve until the 2022 Annual Meeting of Stockholders:

	For	Withhold		For	Withhold		For	Withhold
01 - Michael K. Burke	☐	☐	02 - James F. Callahan, Jr.	☐	☐	03 - Douglas R. Casella	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve, in an advisory “say-on-pay” vote, the compensation of the Company’s named executive officers.	☐	☐	☐	3. To ratify the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

031QPB

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.casella.com/2019AnnualMeeting

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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2019 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, JUNE 4, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CASELLA WASTE SYSTEMS, INC.

The undersigned, having received notice of the 2019 Annual Meeting of Stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints John W. Casella and David L. Schmitt (each with full power of substitution), as proxies of the undersigned, to attend the 2019 Annual Meeting of Stockholders of Casella Waste Systems, Inc. (the “Company”), to be held on Tuesday, June 4, 2019 at 10:00 a.m. Eastern Time, and any adjournment, postponement, continuation or rescheduling thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Class A common stock and Class B common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the 2019 Annual Meeting of Stockholders or at any adjournment, postponement, continuation or rescheduling thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

THE SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

IF YOU HAVE NOT VOTED VIA TELEPHONE OR INTERNET, PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

C	Non-Voting Items

Change of Address – Please print new address below.